UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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SEI INVESTMENTS COMPANY
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SEI Investments Company Notice of Annual Meeting of Shareholders to be held May 29, 2024

Powering the future.

Alfred P. West, Jr. Executive Chairman
Last year we celebrated SEI’s 55th anniversary—a milestone marked by the depth of our relationships and unwavering commitment to helping our clients embrace unrelenting change. CEO Ryan Hicke, our leadership team, and talented workforce continue to enable our clients’ and our company’s sustainable success.
It has been an honor to help lead our great company through more than a half-century of growth, and I am excited for what lies ahead. We’ve seized opportunities to thoughtfully invest in our talent and ignite our culture across our enterprise globally to drive value for our stakeholders.
SEI’s values set a strong foundation from which we nurture our culture, develop and align our talent to strategic opportunities, and build meaningful connections with our clients, communities, and the industry. Our strategy to cultivate innovation includes initiatives and programs that test new ideas, so we can deliver enhanced and new solutions that meet tomorrow’s demands for constant evolution.
Just as we’re dedicated to our clients’ success, our employees are passionate about making a positive impact on our communities. Giving back through acts of service and volunteerism brings to life our mission to build brave futuresSM through the power of connection. When we’re unified by a common mission, we find purpose, strengthen our communities, and create opportunity for the next generation.
Today, we stand well-positioned to drive an even greater impact. With our unrivaled industry position, breadth of technology, operations, and asset management capabilities, and differentiated talent, we can accelerate our growth and power the future for our clients, communities, and company.

2024 Proxy Statement 1

Notice of Annual Meeting of Shareholders
Date and time
Wednesday, May 29, 2024
9 a.m. ET

Location
Virtual meeting
Our 2024 Annual Meeting will be held in a virtual-only format. Shareholders will not be able to attend our 2024 Annual Meeting of Shareholders in person.
Shareholders may attend our 2024 Annual Meeting of Shareholders virtually at www.virtualshareholdermeeting.com/SEIC2024 by entering the 16-digit voting control number found on your proxy card or in your voting instructions.

Join our virtual shareholder meeting

Purposes
1.To elect three directors for a term expiring at our 2027 Annual Meeting of Shareholders;
2.To approve on an advisory basis the compensation of our named executive officers;
3.To approve the adoption of the 2024 Omnibus Equity Compensation Plan of the Company;
4.To ratify the appointment of KPMG LLP as independent registered public accountants to examine our consolidated financial statements for 2024; and
5.To transact such other business as may properly come before our 2024 Annual Meeting of Shareholders or any adjournments thereof.
Only shareholders of record at the close of business on March 22, 2024 will be entitled to receive notice of, and to vote at, our 2024 Annual Meeting of Shareholders and any adjournments thereof. Additional information regarding the rules and procedures for participating in and voting during the Annual Meeting will be set forth in our meeting rules of conduct, which shareholders will be able to view prior to or during the virtual meeting.
Whether or not shareholders plan to attend our virtual-only 2024 Annual Meeting of Shareholders, SEI urges shareholders to vote and submit their proxies in advance of the meeting by one of the methods described in these proxy materials.
By order of the Board of Directors,
Michael N. Peterson, Secretary
April 15, 2024

2 2024 Proxy Statement

Table of contents

How to vote
Your vote is important
Vote by 11:59 p.m. ET on May 28, 2024 for shares held directly and by 11:59 p.m. ET on May 24, 2024 for shares held in a Plan. Refer to the attached proxy materials or the information forwarded by your bank, broker, or other nominee to see which voting methods are available.
Internet
Go to www.proxyvote.com and follow the instructions. You will need the control number from your proxy card or voting instruction form, or to scan the QR code to vote using your mobile device.
Telephone
If your shares are held in the name of a broker, bank or other nominee, follow the telephone voting instructions provided. If your shares are registered in your name, call 1-800-690-6903 and follow the voice prompts. You will need the control number from your proxy card or voting instruction form.
Mail
Complete, sign, date, and return the enclosed proxy card or voting instruction card in the postage pre-paid envelope provided.
Voting at the Annual Meeting
This year’s Annual Meeting will be virtual. You may vote during the meeting pursuant to the rules and procedures for participating in and voting during the meeting set forth in our meeting rules of conduct, which shareholders will be able to view prior to or during the meeting at www.virtualshareholdermeeting.com/SEIC2024 by entering the 16-digit voting control number found on your proxy card or voting instruction form and by following the instructions to vote.
Please read both this Proxy Statement and our Annual Report before you cast your vote. They are available free of charge on our website at seic.com/investor-relations.
4	Proxy statement

6	Powering the future

10	Proxy summary

12	Proposal 1
Election of directors

20	Corporate governance

24	Ownership of shares

26	Compensation discussion and analysis

40	Executive compensation

48	Audit Committee report

50	Proposal 2
Advisory vote on executive compensation

52	Proposal 3
Approval of adoption of 2024 Omnibus Equity Compensation Plan

66	Proposal 4
Ratification of appointment of independent registered public accountants

69	Other important information

2024 Proxy Statement 3

Proxy
statement.
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SEI Investments Company (“SEI,” “the Company,” “we,” or “our”) of proxies for use at our 2024 Annual Meeting of Shareholders to be held on May 29, 2024, and at any adjournments thereof (our “2024 Annual Meeting”).

2024 Annual Meeting of
Shareholders
Action will be taken at our 2024 Annual Meeting to elect three directors with a term expiring at our 2027 Annual Meeting of Shareholders; to approve on an advisory basis the compensation of our named executive officers; to approve the adoption of the 2024 Omnibus Equity Compensation Plan; to ratify the appointment of KPMG LLP as independent registered public accountants to examine our consolidated financial statements for 2024; and to consider such other business as may properly come before our 2024 Annual Meeting and any adjournments thereof. This Proxy Statement, the accompanying proxy card or voting instruction form and our Annual Report for 2023 will be sent to our shareholders on or about April 15, 2024.
Our 2024 Annual Meeting will be held in a virtual-only format. Shareholders will not be able to attend our 2024 Annual Meeting in person. Shareholders may attend our 2024 Annual Meeting virtually at www.virtualshareholdermeeting.com/SEIC2024 by entering the 16-digit voting control number found on your proxy card or your voting instruction form. Shareholders whose shares are held in the name of a broker, bank or other nominee and who need their 16-digit control number should contact their bank, broker or other nominee, and to ensure receipt of the control number in a timely fashion, should do so well in advance of the 2024 Annual Meeting of Shareholders.
Voting at the meeting
Only the holders of shares of our common stock, par value $.01 per share (“Shares”), of record at the close of business on March 22, 2024 (“Shareholders”), are entitled to vote at our 2024 Annual Meeting. On that date, there were 131,516,973 Shares outstanding and entitled to be voted at our 2024 Annual Meeting. Each Shareholder will have the right to one vote for each Share outstanding in his or her name on our books.
See “Ownership of Shares” for information regarding the ownership of Shares by our directors, nominees, officers, and certain shareholders.
Quorum and required votes
A majority of the Shares entitled to vote at the 2024 Annual Meeting, present either in person or by proxy, will constitute a quorum for all purposes of the 2024 Annual Meeting. Shares voted on any matter submitted to a vote at the Annual Meeting, under Pennsylvania law, will be considered present for all purposes of the meeting and will therefore be counted for purposes of calculating whether a quorum is present at the Annual Meeting. Under Pennsylvania law and our Articles and Bylaws, if a quorum is present at the meeting:
•the three nominees for election as directors will be elected to the Board if the votes cast for each nominee exceed the votes cast against the nominee;
4 2024 Proxy Statement

•management’s proposal to approve on an advisory basis the compensation of our named executive officers as disclosed in this Proxy Statement will be approved if the votes cast in favor of the proposal constitute a majority of the votes which all shareholders present in person or by proxy are entitled to cast;
•management’s proposal to approve the adoption of the 2024 Omnibus Equity Compensation Plan will be approved if the votes cast in favor of the proposal constitute a majority of the votes which all shareholders present in person or by proxy are entitled to cast; and
•the ratification of the appointment of our independent public accountants will be approved if the votes cast in favor of the proposal constitute a majority of the votes which all shareholders present in person or by proxy are entitled to cast.
Abstentions are considered votes entitled to be cast on a proposal, but not cast. Broker non-votes are considered not entitled to be cast with respect to “non-routine” matters and will not occur with respect to “routine” matters, such as the vote on the ratification of the independent public accountants. Thus, abstentions will have no effect on the election of directors, but will impact the other proposals as they will have the effect of a vote against the proposal. Broker non-votes will have no effect on any of the proposals.
Other voting information
Shares represented by each properly executed proxy card will be voted in the manner specified by the respective Shareholder. If instructions to the contrary are not given, such Shares will be voted FOR the election to our Board of the nominees listed herein; FOR management’s proposal to approve on an advisory basis the compensation of our named executive officers; FOR management’s proposal to adopt the 2024 Omnibus Equity Compensation Plan; and FOR the ratification of the appointment of KPMG LLP as independent registered public accountants to examine our consolidated financial statements for 2024.
If any other matters are properly presented for action at the meeting, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment. Brokers or other nominees who hold Shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting.
Your broker is not permitted to vote on your behalf on the election of directors, the advisory vote proposal on approval of compensation or the proposal to adopt the 2024 Omnibus Equity Compensation Plan, as well as any other non-routine matters unless you provide specific instructions by completing and returning the proxy card or by following the instructions provided to you by your broker, trustee or nominee to vote your Shares via telephone or the Internet. We expect that brokers and nominees will determine that they have the discretion to vote the Shares held of record by them in the absence of voting instructions from the beneficial holder only on the ratification of the selection of our independent public accountants.
As a result, it is important to understand that if you hold your Shares through a broker, you must give your broker specific instructions on how to vote your Shares for them to be counted as votes cast on a number of matters being considered at the meeting and to affect the outcome of those votes.
You may vote your Shares in one of several ways, depending upon how you own your Shares. If you own shares registered in the name of a bank, broker or other nominee, refer to your proxy card or voting instruction form to see which voting methods are available to you. If you own shares that are registered with our transfer agent in your own name, you may vote on the Internet, by telephone or mail as described on your ballot card or voting instruction form.
This year’s annual meeting will be virtual. You may vote during the meeting pursuant to the rules and procedures for participating in and voting during the Annual Meeting set forth in our meeting rules of conduct, which shareholders will be able to view prior to or during the meeting at www.virtualshareholdermeeting.com/SEIC2024 by entering the 16-digit voting control number found on your proxy card or your voting instruction form, and by following the instructions to vote.
Any record Shareholder giving a proxy or other voting instruction has the right to revoke it by providing written notice of revocation to our Secretary at any time before the proxy or voting instruction is voted.
Please read both this Proxy Statement and our Annual Report before you cast your vote.

2024 Proxy Statement 5

Powering the future.
With our breadth of technology, operations, and asset management capabilities, we serve a diverse client base in growing—and changing—markets around the world. We are a connector, and our unmatched position at the center of the industry enables us to solve our clients’ most complex challenges.
The pace of change in the world today is at the highest it’s ever been—and at the lowest it will ever be. Reinforcing the foundation from which we help our clients and communities embrace that change is important. And our culture and employees are at the core of that foundation.
Igniting our culture for success
Our company values guide our behavior, so we can build deep connections with our clients, communities, and each other. Our focus on nurturing a culture through programs and initiatives that embody these values while engaging our workforce is a key component to driving our company’s and clients’ growth.
MySEI. To foster engagement, streamline company communications, and provide a personalized employee experience across a hybrid workforce, we launched a modern, interactive intranet. MySEI brings together our employees in a digitally driven, collaborative way to share ideas, information, and experiences across our global offices.
Recognize. We understand the importance of acknowledging and celebrating our employees’ hard work and success. We implemented Recognize, a new tool for peer-to-peer recognition that not only recognizes our individual and collective achievements, but also aligns that recognition to our values to reinforce how our actions contribute to growth.

Official Partner of the Philadelphia Phillies. We teamed up with the Phillies to build connections and push boundaries that affect positive change. Our partnership highlights various employee engagement opportunities, including a wiffle ball tournament with a championship round at Citizens Bank Park, volunteer initiatives to give back to the community, and a hackathon competition to drive innovation with SEI and the Phillies’ Baseball Operations team.
New Business Ventures. In order to consistently generate new business ideas, test, and launch them, we need to dig deep into our roots of innovation with a dedicated focus. Our New Business Ventures team was created to incubate and accelerate new, sustainable growth engines for SEI by exploring emerging frontiers of wealth and impact. As part of this effort, we recently launched SEIsmic, our first employee-led business resource group that unites our innovation centers and leverages the diverse skills and perspectives across our company to help drive our growth.

6 2024 Proxy Statement

Our values.

Courage	Integrity

Collaboration	Inclusion

Connection	Fun

2024 Proxy Statement 7

Investing in our talent for the future
Our people differentiate our company in the market and community. They are a driving force behind our success, and as one of our greatest assets, we remain committed to investing in their development and aligning our talent to the areas of our business where we believe some of greatest growth potential lies.
Enterprise Sales Team. In 2023, we brought together sales expertise from across our business segments to harness the power of our growth engines and take a more holistic approach to our markets. The Enterprise Sales Team’s collaborative approach positions us well to educate our markets on SEI’s differentiation and best meet our clients’ needs.
AI Center of Excellence. As we explore emerging technologies like artificial intelligence (AI), we’ve made investments in upskilling our workforce to capitalize on opportunities for enhancing our capabilities and solutions. Our strategic investment in and partnership with TIFIN, a leading innovation platform accelerating the adoption of AI in wealth management, furthers exploration and solution delivery, as well as creates opportunities for our employees to participate in externships.
SEI Sales University. In 2024, we launched a fast-track professional development program for current employees—of all professional backgrounds—who have an interest in moving into a sales role. Through this program, they learn fundamentals, expand their business acumen, grow their networks, and increase their sales proficiency.
Leadership development. As part of our commitment to fostering an inclusive culture, we partnered with McKinsey’s Connected Leaders Academy to offer accelerated development opportunities to diverse talent with a goal of enhancing leaders’ progression in our organization. In 2023, we held an immersive, offsite leadership development experience facilitated by faculty at St. Joseph’s University. Program participants explored topics such as leading through change, conflict management, and inclusive leadership.
Putting passion into action
We strive to make a meaningful, positive impact in the communities where we work and live through stewardship and advocacy. Our employee resource groups empower our workforce to act with purpose while nurturing a culture of inclusion to help ensure our employees feel welcomed, valued, and respected every day—regardless of their identity.
SEI Black Professionals Network: Fosters positive change and supports the advancement of Black professionals
SEI Cares: Sponsors and identifies volunteer opportunities and awareness events and oversees an employee-led 501(c)(3) organization
SEI enABLE: Provides resources and support for individuals who identify as and/or who support individuals who identify as Neurodivergent and/or as a person with dis/Abilities (PWD)
SEI Green Team: Provides environmental education focused on creating a sustainable future
SEI Pride: Supports SEI's LGBTQ+ community
SEI Salutes: Supports veterans and their families in the transition from military service to civilian life
SEI Women’s Network: Seeks to inspire and support the professional growth of women both at SEI and beyond

8 2024 Proxy Statement

Employee Demographics

							Non-Hispanic or Latino

Job categories	Hispanic or Latino		Male						Female						Overall totals
			White	Black or African American	Native Hawaiian or Pacific islander	Asian	American Indian or Alaskan Native	Two or more races	White	Black or African American	Native Hawaiian or Pacific islander	Asian	American Indian or Alaskan Native	Two or more races
	Male	Female
Exec/Sr. Officials & Mgrs	0	0	20	0	0	2	0	1	2	0	0	1	0	0	26
First/Mid Officials & Mgrs	9	5	398	10	0	40	1	2	218	13	0	17	0	3	716
Professionals	74	35	1674	104	2	289	2	38	727	60	0	191	1	11	3208
Technicians	0	0	7	0	0	2	0	1	2	0	0	0	0	0	12
Sales Workers	2	0	131	2	0	3	0	2	30	2	0	4	0	0	176
Administrative Support	1	1	3	0	0	2	0	0	5	0	0	0	0	0	12
Craft Workers	0	0	5	0	0	0	0	0	1	0	0	0	0	0	6
Operatives	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Laborers & Helpers	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Service Workers	1	0	16	0	0	0	0	2	0	0	0	0	0	1	20
Total	87	41	2254	116	2	338	3	46	985	75	0	213	1	15	4176
Previous Report Total	77	36	2150	111	2	293	2	35	984	68	0	193	1	11	3521

*This table provides demographic data for SEI’s U.S. employees as of the payroll period from October 9-20, 2023. This data was generated in connection with the preparation of SEI’s EEO-1 Report for 2023, which will be submitted to the U.S. Equal Employment Opportunity Commission.
2024 Proxy Statement 9

Proxy summary. Annual Meeting of Shareholders DATE AND TIME Wednesday, May 29, 2024 at 9 a.m. ET LOCATION www.virtualshareholdermeeting.com/SEIC2024 RECORD DATE March 22, 2024

10 2024 Proxy Statement

Voting matters Shareholders will be asked to vote on the following matters at the Annual Meeting. We encourage you to read the entire Proxy Statement before voting.

PROPOSAL		BOARD RECOMMENDATION	PAGE

1	To elect three directors for a term expiring at our 2027 Annual Meeting of Shareholders Our Board unanimously recommends that Shareholders vote FOR the election of Mr. Carl A. Guarino, Ms. Stephanie D. Miller and Mr. Carmen V. Romeo to the class of directors whose term will expire at our 2027 Annual Meeting of Shareholders.	Vote FOR each director nominee	12

2	To approve on an advisory basis the compensation of our named executive officers Our Board seeks a non-binding advisory vote from our Shareholders to approve the compensation of the named executive officers as disclosed in this Proxy Statement. Our Board and our Compensation Committee value the opinions of our Shareholders. To the extent that there is any signiﬁcant vote against the compensation of our named executive officers, we will consider our Shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.	Vote FOR	50

3	To approve the adoption of the 2024 Omnibus Equity Compensation Plan Our Board unanimously recommends a vote for approval of our 2024 Omnibus Equity Compensation Plan.	Vote FOR	52

4	To ratify the appointment of KPMG LLP as independent registered public accountants to examine our consolidated financial statements for 2024 The Audit Committee of our Board has selected KPMG LLP (“KPMG”) as our independent registered public accounting ﬁrm to audit our consolidated ﬁnancial statements for the ﬁscal year ending December 31, 2024. The Audit Committee and the Board seek to have the Shareholders ratify the appointment of KPMG by the Audit Committee.	Vote FOR	66
2024 Proxy Statement 11

Proposal 1
Election
of Directors.

12 2024 Proxy Statement

Required vote and Board recommendation
Our Board unanimously recommends that Shareholders vote FOR the election of Mr. Carl A. Guarino, Ms. Stephanie D. Miller, and Mr. Carmen V. Romeo to the class of directors whose term will expire at our 2027 Annual Meeting of Shareholders.

Our Board currently consists of eight members and is divided into three classes comprised of three directors in two of the classes and two directors in the other class. One class is elected each year to hold office for a three-year term and until successors of such class are duly elected and qualified, except in the event of death, resignation, or removal of a director. At our 2024 Annual Meeting, Shareholders will be asked to vote upon the election of three nominees to the class of directors whose term will expire at our 2027 Annual Meeting of Shareholders.
Shares represented by properly executed proxy cards in the accompanying form will be voted for such nominees in the absence of instructions to the contrary.
Under our Bylaws, directors must be elected by a majority of votes cast in uncontested elections. This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” the nominee. In contested elections, the vote standard would be a plurality of votes cast. Our Bylaws provide that, in an uncontested election, each director nominee who is an incumbent director must submit to the Board before the annual meeting a letter of resignation that is conditioned on not receiving a majority of the votes cast at the annual meeting. Should a candidate not receive a majority of the votes cast at the meeting, his or her resignation is tendered to the independent directors of the Board for a determination of whether or not to accept the resignation. The Board’s decision and the basis for the decision would be disclosed within 90 days following the certification of the final vote results.

The Board, following the recommendation of the Board’s Nominating and Governance Committee and following the nominating process described under the caption “Corporate Governance-Nominating Process” elsewhere in this Proxy Statement, has nominated Carl A. Guarino, Stephanie D. Miller and Carmen V. Romeo for election at our 2024 Annual Meeting. Each of the nominees are incumbent directors, have consented to be named and to serve if elected, and have provided the Board the conditional letter of resignation that is required under our Bylaws. We do not know of anything that would preclude these nominees from serving if elected. If, for any reason, a nominee should become unable or unwilling to stand for election as a director, either the Shares represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as our Board may recommend, or the number of directors to be elected at our 2024 Annual Meeting will be reduced accordingly.
Set forth below is certain information concerning Mr. Guarino, Ms. Miller, Mr. Romeo and each of the five other current directors whose terms continue after our 2024 Annual Meeting. In determining to nominate the nominees for election to the Board, as well in considering the continued service of the other members of our Board, our Board has considered the specific experiences and attributes of each director listed below, and based on their direct personal experience, the insight and collegiality that each of the nominees and continuing directors brings to board deliberations.

2024 Proxy Statement 13

Nominees for election at our 2024 Annual Meeting of Shareholders with terms expiring in 2027:

Carl A. Guarino

Chief Executive Officer of WizeHive, Inc / Age: 66 / Director since: September 2014
Mr. Guarino is currently CEO of WizeHive, Inc., a SaaS company that provides a platform for managing grants, scholarships, fellowships and other application-based processes. Mr. Guarino was Chief Executive Officer of Procurian Inc. (a provider of procurement outsourcing services to Fortune 1000 firms) from August 2006 until January 2014, shortly after the acquisition of Procurian by a subsidiary of Accenture PLC. Prior to March 2006, Mr. Guarino was Executive Vice President, Investment Advisors, of the Company.
Qualifications
Mr. Guarino has great familiarity with the Company and its market units, particularly the investment advisor segment, and his experience and knowledge of the information technology industry provide the Board with a valuable perspective on the Company’s business activities.

Stephanie D. Miller

Chief Executive Officer of Hazeltree / Age: 55 / Director since: October 2023
Ms. Miller is Chief Executive Officer at Hazeltree, a leading provider of treasury and liquidity management solutions for the asset management industry. She previously served as Chief Administrative Officer at Gilded, a Miami-based gold trading fintech. Prior to Gilded, she was CEO at Intertrust Group, a public Dutch Euronext company, where she led the digital transformation of the client experience and development of a robust organic and inorganic growth strategy. Miller also held executive roles at SS&C Technologies, JP Morgan, and Citco Fund Services.
Qualifications
With more than 25 years’ experience across financial services, she has a combination of experience in traditional financial markets, digital assets, and emerging markets.

14 2024 Proxy Statement

Carmen V. Romeo

Private Investor / Age: 80 / Director since: June 1979
From December 1985 to December 2004, Mr. Romeo served as an Executive Vice President of the Company. Mr. Romeo was our Treasurer and Chief Financial Officer from June 1979 until September 1996. Mr. Romeo officially retired from the Company effective December 31, 2004. Mr. Romeo was a certified public accountant with Arthur Andersen & Co. prior to 1979.
Qualifications
In addition to his familiarity with public company accounting and financial management issues, Mr. Romeo has great familiarity with the Company, and particular knowledge of the Company’s business and related technology and asset management solutions, from his previous role with the Company as the person having managerial responsibility for the Company’s Investment Advisors business.

2024 Proxy Statement 15

Directors continuing in office with terms expiring in 2025:

Jonathan A. Brassington

Executive Vice President & DCX Business Line Leader, Capgemini, Inc. / Age: 49 Director since: April 2022
Mr. Brassington leads Capgemini’s Digital Customer Experience (DCX) business in North America, focusing on DCX transformation for Global 1000 clients. From March 2018 until December 2019, he led Capgemini Invent in North America, the management consulting division of Capgemini, Inc. Prior to Capgemini, Mr. Brassington was the CEO, Partner, and Co-founder of LiquidHub, a digital transformation company focused on re-imagining customer engagement.
Mr. Brassington is a member of the Board of Overseers at the University of Pennsylvania’s School of Engineering and Applied Science. He also serves on the Board and Executive Committee of Philadelphia Alliance for Capital and Technology and on the Board of Trustees at Misericordia University.
Qualifications
Mr. Brassington has deep expertise in the use of digital technologies to transform the wealth management sector gained from his experience providing strategic advisory and technology transformation services to many asset and wealth management firms, including five of the seven largest global asset managers. He has also advised venture and private equity firms on new and existing fintech investments, giving him insight into the opportunities and challenges faced by SEI’s investment and wealth management business, as well as the Company’s clients.

William M. Doran

Consultant; Retired Partner Morgan Lewis & Bockius LLP (Law Firm) / Age: 83 Director since: March 1985
From October 1976 to October 2003, Mr. Doran was a partner in the law ﬁrm of Morgan, Lewis & Bockius LLP, Philadelphia, PA, a ﬁrm that provides signiﬁcant legal services to SEI, our subsidiaries and our mutual funds.
Mr. Doran is a trustee of SEI Tax Exempt Trust, SEI Daily Income Trust, SEI Institutional Managed Trust, SEI Institutional International Trust, SEI Asset Allocation Trust, SEI Institutional Investments Trust, SEI Catholic Values Trust, New Covenant Funds, Adviser Managed Trust, The Advisors’ Inner Circle Fund III, Gallery Trust, Schroder Series Trust and Schroder Global Series Trust, each of which is an investment company for which our subsidiaries act as advisor, administrator and/or distributor. Mr. Doran is also a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments Global, Limited, and SEI Alpha Strategy Portfolios, L.P.
Qualifications
Mr. Doran’s legal training and experience, his relationship with the Company as outside legal counsel for many years, and his long-standing involvement with our Company and many of its regulated subsidiaries are valuable to his service on the Board and as Chair of the Legal and Regulatory Oversight Committee.

16 2024 Proxy Statement

Alfred P. West, Jr.

Executive Chairman, SEI / Age: 81 / Director since: 1968
Qualifications
Mr. West has been the Executive Chairman of our Board since June 2022. Prior to June 2022, Mr. West served as our Chief Executive Officer since our inception in 1968. Mr. West is our founder. He has provided the strategic vision in the development of our business and solutions since our inception and his familiarity with our customers and employees gives Mr. West insights and experience valuable to his service on the Board.

2024 Proxy Statement 17

Directors continuing in office with terms expiring in 2026:

Ryan P. Hicke

Chief Executive Officer, SEI / Age: 46 / Director since: June 2022
Mr. Hicke is our Chief Executive Officer, responsible for the global business strategy and execution for the Company across our three pillars of expertise: investments, operations, and technology.
Mr. Hicke’s 24-year career at SEI includes 11 years in asset management and 13 years in technology across various parts of our business, with his tenure evenly split between U.S. and global experience. Prior to being named CEO, he was our Chief Information Officer overseeing the information technology strategy and investment operations for the Company. Mr. Hicke also previously served as head of our Technology Unit, as well as a Managing Director in our U.K. wealth management business.
Mr. Hicke holds a degree in Finance from Saint Joseph’s University. He also serves on the board of directors for the Philadelphia Alliance for Capital and Technologies.
Qualifications
Mr. Hicke’s history and experience across the Company expose him to the needs and challenges of our clients on a daily basis, while sitting on our Executive team for many years has given him insight into strategically managing and running the Company.

Kathryn M. McCarthy

Independent Consultant and Financial Advisor / Age: 75
Director since: October 1998
Ms. McCarthy is an independent consultant and ﬁnancial advisor to global families and family offices. She is a director and a member of the Audit Committee of the Rockefeller Trust Company, NA. She serves on several family office boards as well as investment committees and private trust company boards. From February 2000 to May 2003, Ms. McCarthy was a Managing Director at Rockefeller & Co., Inc.
Ms. McCarthy was the President of Marujupu, LLC (a New York-based family office) from November 1996 to June 1999 and subsequently an advisor to Marujupu, LLC on investment and wealth transfer matters. From June 1992 to October 1996, Ms. McCarthy was a Senior Financial Counselor and portfolio manager with Rockefeller & Co., Inc., a family office and investment manager.
Qualifications
Ms. McCarthy’s experience as a consultant and ﬁnancial advisor to investors, family offices and her wealth management experience has given her insight into the various issues faced by the investment and wealth management business of SEI and its clients. Ms. McCarthy serves as Lead Independent Director of the Board.

18 2024 Proxy Statement

Committee memberships

Name	Term	Audit	Compensation	Nominating and Governance	Legal and Regulatory
Carl A. Guarino (1)	Nominee, expiring 2027	Member	Chair	Chair
Stephanie D. Miller (1)	Nominee, expiring 2027	Member			Member
Carmen V. Romeo (1)	Nominee, expiring 2027	Chair		Member	Member
Jonathan A. Brassington (1)	Expiring 2025	Member	Member	Member
William M. Doran	Expiring 2025				Chair
Alfred P. West, Jr.	Expiring 2025
Ryan P. Hicke	Expiring 2026
Kathryn M. McCarthy (1) (2)	Expiring 2026	Member	Member	Member

(1) Independent Director (2) Lead Independent Director

2024 Proxy Statement 19

Corporate
governance.

Governance principles and structures
The governance principles of our Board include our Board Nomination and Shareholder Communication Policy, as well as the charters of our Audit Committee, Compensation Committee, Nominating and Governance Committee, Legal and Regulatory Oversight Committee, and our Lead Independent Director. Other documents which implement our governance principles include our Code of Conduct, our Complaint and Non-Retaliation Policy, and our Code of Ethics for Senior Financial Officers. Each of these documents and various other documents embodying our governance principles, including our Code of Conduct, are published in the Governance section of our website at seic.com. Amendments and waivers of our Code of Ethics for our Senior Financial Officers will either be posted on our website or ﬁled with the Securities and Exchange Commission on Form 8-K.
Our Board has determined that each of Mr. Brassington, Mr. Guarino, Ms. McCarthy, Ms. Miller, and Mr. Romeo is an “independent director” as such term is defined in Rule 5605(a)(2) promulgated by The NASDAQ Stock Market LLC. In this Proxy Statement, these five directors are referred to individually as an “independent director” and collectively as the “independent directors.”
Mr. West, our founder and Chief Executive Officer until June 2022, is the Executive Chairman of our Board. The Board has concluded, in light of present circumstances and the roles of our various Board committees and the Lead Independent Director, that this arrangement best suits our needs because of Mr. West’s role as founder, strategic visionary, and a significant shareholder.

In order to ensure that the considerations of non- management directors are addressed at the Board, the Board has appointed Ms. McCarthy as the Lead Independent Director with the responsibilities and authority set out in the Lead Independent Director Charter. As the Lead Independent Director, Ms. McCarthy is responsible for chairing the executive sessions of the Board. Our independent directors meet in regularly scheduled executive sessions without management present.
Board and committee meetings
Our Board held eight meetings in 2023. During the year, each director attended more than 75 percent of the meetings of our Board and of the committees on which he or she served. While we do not have a specific written policy with regard to attendance of directors at our annual meetings of shareholders, we encourage, but do not mandate, board member attendance at our annual meetings of shareholders, particularly with respect to board members who are up for election at that annual meeting. All of our directors who were members of the Board at that time attended our 2023 Annual Meeting of Shareholders.
The standing committees of our Board are the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Legal and Regulatory Oversight Committee.
Our Audit Committee held six meetings in 2023. The principal functions of the Audit Committee, which operates pursuant to a formal written charter, are to assist our Board in its oversight of the quality and integrity of our financial reporting process, and to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of our independent
20 2024 Proxy Statement

auditors. The current members of the Audit Committee are Mr. Romeo, Mr. Brassington, Mr. Guarino, Ms. McCarthy and Ms. Miller, each of whom is an independent director. Our Board has determined that Mr. Romeo is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. A current copy of the charter of the Audit Committee may be viewed on our website at seic.com under “Investor Relations > Corporate Governance.”
Our Compensation Committee held five meetings in 2023. The principal function of the Compensation Committee is to administer our compensation programs, including certain stock plans and bonus and incentive plans, as well as the salaries of senior corporate officers and employment agreements between us and our senior corporate officers. The Compensation Committee members are Mr. Guarino, Mr. Brassington and Ms. McCarthy, each of whom is an independent director. A current copy of the charter of the Compensation Committee may be viewed on our website at seic.com under “Investor Relations > Governance.” The Compensation Committee establishes director and executive officer compensation in accordance with the authority granted by its charter and the Board-approved compensation plans the Compensation Committee administers. The Compensation Committee may delegate its responsibilities under limited circumstances to a subcommittee composed only of a subset of Compensation Committee members. Also, under the terms of the Board- and shareholder-approved equity compensation plans, the Compensation Committee is authorized to provide our CEO with limited authority to make stock-based awards to non-executive employees in connection with recruitment, retention, performance recognition or promotion; however, the Compensation Committee has not authorized our CEO to make any equity grants to our executive officers.
Our Nominating and Governance Committee held one meeting in 2023 to consider the nominees to the Board for election at the 2024 Annual Meeting. The principal function of the Nominating and Governance Committee is to consider nominees for election to the Board from time to time, including recommendations submitted by our shareholders. The members of the Nominating and Governance Committee are Ms. McCarthy, Mr. Brassington, Mr. Guarino and Mr. Romeo.
Our Legal and Regulatory Oversight Committee held four meetings in 2023. The principal function of the Legal and Regulatory Oversight Committee is to oversee our compliance with rules and regulations of the various regulatory bodies having jurisdiction over our business and operations and those of our subsidiaries.
The members of the Legal and Regulatory Oversight Committee are Mr. Doran, Ms. Miller and Mr. Romeo. A current copy of the charter of the Legal and Regulatory Oversight Committee may be viewed on our website at seic.com under “Investor Relations > Governance.”
Nominating process
Our Nominating and Governance Committee consists solely of independent directors. Among the responsibilities of the Nominating and Governance Committee is the management and administration of our Board Nomination and Shareholder Communication Policy.
Board candidates are considered by the Nominating and Governance Committee based on various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our shareholders, and personal integrity and judgment. Directors are also considered based on their diverse backgrounds and on contributions that they can make to us, as well as their ability to fill a current board need. In addition, directors must have time available to devote to activities of our Board and to enhance their knowledge of our industry. The Board prefers a mix of background and experience among its members, and it uses its judgment to identify nominees whose backgrounds, attributes and experiences, which taken as a whole, will contribute to insightful and robust, yet collegial, Board deliberation. Accordingly, while there is no exact formula, we seek to attract and retain highly qualified directors with relevant experience who have sufficient time to attend to their substantial duties and responsibilities to us.
Our Nominating and Governance Committee considers recommendations for nominations from a wide variety of sources, including members of our Board, business contacts, our legal counsel, community leaders, and members of our management. Our Nominating and Governance Committee will also consider shareholder recommendations for director nominees that are received in a timely manner. Subject to compliance with statutory or regulatory requirements, our Nominating and Governance Committee does not expect that candidates recommended by shareholders will be evaluated in a different manner than other candidates. All such recommendations for election of directors at the 2025 annual meeting should be submitted in writing to our Secretary at our principal offices (1 Freedom Valley Drive, Oaks PA 19456-1100) no later than December 30, 2024. The Nominating and Governance Committee Charter and the Board’s current policy with respect to Board Nominees and Shareholder
2024 Proxy Statement 21

Communications may be viewed on our website at seic.com under “Investor Relations > Governance.”
In addition, our shareholders may nominate candidates for election as director by soliciting votes using their own proxy materials. See “Other Important Information > Nominations and Proposals by Shareholders for our 2025 Annual Meeting.”
Shareholder communications to our Board
Shareholders may send communications to our Board in writing, addressed to the full Board, individual directors, or a specific committee of our Board, in care of our Secretary, to our principal offices (1 Freedom Valley Drive, Oaks, PA 19456-1100). Our Board relies on our Secretary to forward written questions or comments to the full Board, named directors, or specific committees of our Board, as appropriate. General comments or inquiries from shareholders are forwarded to the appropriate individual internally. The Board’s current policy with respect to Board Nominees and Shareholder Communications may be viewed on our website at seic.com under “Investor Relations > Governance.”
Risk oversight by the Board
It is management’s responsibility to assess and manage the various risks we face. It is the Board’s responsibility to oversee management in this effort. The Board has delegated aspects of their risk management oversight responsibility to three committees of the Board. The Audit Committee generally oversees risk policies related to our financial statements and reporting. The Legal and Regulatory Oversight Committee generally oversees risk policies related to our compliance with legal and regulatory obligations. The Compensation Committee generally oversees risk policies related to our compensation arrangements. The Board directly considers risk matters related to our strategic, operational, and corporate governance matters, as well as risk that could adversely affect our reputation.
We adopted an Enterprise Risk Management Policy and Program based upon the COSO Enterprise Risk Management Framework. Throughout the year, this program is administered by our Enterprise Risk Management team. During the year, senior management members from across our organization convene in our Operations Risk Committee on at least a quarterly basis to discuss various aspects of our operations that create risk for us and mitigation strategies for these risks. At the end of each year, our Chief Financial Officer and our General Counsel work with our Director of Enterprise Risk Management, internal audit department, compliance department, risk officers of our operations, technology and investment management units, risk management officers of our regulated subsidiaries, and members of our various solutions development teams to collect, review and prioritize business risks and mitigation measures and responsibilities. The different identifiers of risk include a risk assessment prepared by our enterprise risk team; risk assessments prepared by our internal audit team for purposes of developing our internal audit plan; risk assessments prepared by compliance officers for the purpose of identifying compliance policy contents and testing procedures; and risk assessments prepared by the operations, technology and investment management units for the purpose of creating and refining their internal procedures and controls. This group also considers the results of regulatory examinations of our regulated subsidiaries, as well as issues generally affecting our competitors and the industries of which we are a part. Summaries of these key business risks are then reviewed with our Operations Risk Committee, consisting of the heads of each of our market units and supporting organizations.
In January of each year, the key business risk summary is considered by a joint meeting of the Audit Committee and the Legal and Regulatory Oversight Committee of our Board. During the year, our Chief Financial Officer and our General Counsel have responsibility for escalating as appropriate risk events and updates to the Audit Committee and the Legal and Regulatory Oversight Committee, respectively.
Other governance principles
The Board has also adopted a number of other policies that directly affect governance and risk management. These include our Compensation Recoupment Policy and our Stock Ownership Policy, both of which are described below under the caption “Compensation Discussion and Analysis.” In addition, our Insider Trading Policy provides that directors, executive officers, and other employees subject to our insider trading compliance program are not permitted to enter into any transaction designed to hedge, or having the effect of hedging, the economic risk of owning our securities.

22 2024 Proxy Statement

Board diversity
NASDAQ Stock Market LLC requires listed companies to disclose diversity statistics regarding their boards of directors, which are set forth in the table below.

Board diversity matrix (as of April 20, 2023 and March 31, 2024)
Board Size:
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose
Gender Identity:
Directors	2	6	0	0
Demographic Background:
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	5	0	0
Two or More Race Ethnicities	0	1	0	0
LGBTQ+	0	0	0	1
Persons with Disabilities	0	0	0	0

2024 Proxy Statement 23

Ownership
of shares.
The following table contains information as of March 22, 2024 (except as noted) relating to the beneficial ownership of Shares by our Chief Executive Officer and our Chief Financial Officer, by each of our three other most highly compensated executive officers, by each of the members of our Board (including nominees), by all members of our Board (including nominees) and executive officers in the aggregate, and by the holders of five percent or more of the total Shares outstanding. As of March 22, 2024, there were 131,516,973 Shares outstanding. Information as to the number of Shares owned and the nature of ownership has been provided by these persons and is not within our direct knowledge. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the Shares listed.

Name of Individual or Identity of Group	Number of Shares Owned (1)	Percentage of Class (2)
Alfred P. West, Jr. (3)	4,665,136	3.5
William M. Doran (4)	9,228,501	7.0
Carmen V. Romeo (5)	2,934,195	2.2
Ryan P. Hicke (6)	251,499	*
Kathryn M. McCarthy	115,350	*
Carl A. Guarino (7)	82,071	*
Stephanie D. Miller	—	*
Jonathan A. Brassington	—	*
Dennis J. McGonigle (8)	729,463	*
Wayne M. Withrow	135,399	*
Philip N. McCabe	213,609	*
All executive officers and directors as a group (18 persons) (9)	19,083,422	14.3
Loralee West (10)	12,983,619	9.9
The Vanguard Group (11)	11,888,519	9.0
BlackRock, Inc. (12)	11,162,525	8.5
Loomis Sayles & Co., L.P. (13)	9,491,888	7.2
*Less than one percent.
24 2024 Proxy Statement

(1)Includes, with respect to Messrs. West, Doran, Romeo, Hicke, and Guarino, Ms. McCarthy and Messrs. McGonigle, Withrow, and McCabe 170,000, 50,000, 35,000, 166,500, 60,000, 40,000, 154,000, 80,000, and 162,500 Shares, respectively, that may be acquired upon exercise of stock options that are exercisable within 60 days of March 22, 2024.
(2)Applicable percentage of ownership is based on Shares outstanding on March 22, 2024. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally means voting or investment power with respect to securities. Shares issuable upon the vesting of restricted stock units or the exercise of stock options that are exercisable currently or within 60 days of March 22, 2024 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for Shares that are held jointly with a person’s spouse or are subject to applicable community property laws, or as indicated in the footnotes to this table, each Shareholder identified in the table possesses sole voting and investment power with respect to all Shares shown as beneficially owned by such Shareholder.
(3)Includes 322,500 Shares held in a trust for the benefit of Mr. Doran’s children, of which trust Mr. West is a trustee. Mr. West disclaims beneficial ownership of the Shares held in this trust. Also includes 323,767 Shares held by the West Family Foundation, of which Mr. West is a director and officer. Mr. West’s address is c/o SEI Investments Company, Oaks, PA 19456-1100. Mr. West has pledged as security to third parties 3,212,822 Shares, subject to adjustment. Excludes 2,634,305 Shares held by Mr. West’s wife and 10,349,314 Shares held in trusts for the benefit of Mr. West’s children (the “Children’s Trusts”), of which trusts Mr. West’s wife is a trustee or co-trustee. Certain of the Children’s Trusts have pledged as security to third parties 1,420,000 Shares, subject to adjustment.
(4)Includes an aggregate of 8,408,060 Shares held in trusts for the benefit of Mr. West’s children, of which trusts Mr. Doran is a co-trustee and, accordingly, shares voting and investment power. Mr. Doran disclaims beneficial ownership of the Shares held in each of these trusts. Also includes 53,400 Shares held by Mr. Doran’s wife, 43,768 Shares held in the William M. Doran 2002 Grantor Retained Annuity Trust of which Mrs. Doran is the Trustee, and 64,603 Shares held in the William M. Doran 2004 Grantor Retained Annuity Trust. Also includes 40,430 Shares held by the Doran Family Foundation, of which Mr. Doran is a director and, accordingly, shares voting and investment power. Of these Shares, Mr. Doran has pledged as security to third parties 505,504 Shares, subject to adjustment.
(5)Includes 1,065,680, Shares held by the Carmen V. Romeo 2012 Children’s Trust, 243 Shares held by Mr. Romeo’s wife and 1,059,488 Shares held in the Carmen V. Romeo 2019 GST Exempt Children’s Trust.
(6)Includes 10,000 restricted stock units convertible to Shares within 60 days of March 22, 2024.
(7)Includes 12,106 Shares held by a foundation and a family trust with respect to which Mr. Guarino shares voting or investment power.
(8)Includes 173,000 Shares held by a trust with respect to which Mr. McGonigle’s wife has sole voting power.
(9)Includes 1,542,000 Shares that may be acquired upon the vesting of restricted stock units or the exercise of stock options exercisable within 60 days of March 22, 2024. When a Share is reportable as beneficially owned by more than one person in the group, the ownership of the Share is only included once in the Number of Shares Owned column.
(10)Includes an aggregate of 10,349,314 Shares held in the Children’s Trusts, of which trusts Ms. West is a trustee or co-trustee and, accordingly, shares voting and investment power. Ms. West disclaims beneficial ownership of the Shares held in each of the Children’s Trusts. Certain of the Children’s Trusts have pledged as security to third parties 1,420,000 Shares, subject to adjustment.
(11)Based solely on an amendment to Schedule 13G dated February 13, 2024 by The Vanguard Group, which has shared dispositive power over 239,145 of the Shares indicated, shared voting power over 73,472 of the Shares indicated, and sole dispositive power over 11,649,374 of the Shares indicated. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(12)Based solely on an amendment to Schedule 13G dated January 25, 2024 by BlackRock, Inc., which has sole dispositive power over the number of Shares indicated and sole voting power over 10,517,673 of the Shares indicated. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(13)Based solely on an amendment to Schedule 13G dated February 13, 2024 by Loomis Sayles & Co., L.P., which has sole dispositive power over the number of Shares indicated and sole voting power over 7,679,220 of the Shares indicated. The address of Loomis Sayles & Co., L.P., is One Financial Center, Boston, MA 02111.

2024 Proxy Statement 25

Compensation discussion and analysis.
The following compensation discussion and analysis contains statements regarding future individual and Company performance measures, targets and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Overview
Our compensation philosophy (which is intended to apply to all members of management, including our Executive Chairman and our Principal Executive Officer (“PEO”) who is our Chief Executive Officer), as implemented by the Compensation Committee of our Board (the “Committee”), is to provide a compensation program that provides competitive levels of compensation and that emphasizes incentive compensation plans and equity plans that are designed to align management incentives and behavior with attaining our annual goals and longer-term objectives. We believe that this approach enables us to attract, retain and reward highly qualified personnel and helps us achieve our tactical and strategic goals. The Committee seeks to develop a compensation program that, overall, the Committee believes is competitive with compensation paid to employees with comparable qualifications, experience and responsibilities at companies of comparable size engaged in the same or similar businesses as us. The Committee does not explicitly pay any position at a specific level or mix with reference to any particular group.
The compensation program for almost all of our non- sales full-time employees (in addition to benefits afforded to all employees, such as health care insurance and stock purchase and defined contribution plans) consists of:
•base salary; and
•incentive compensation awards pursuant to a corporate incentive compensation plan.
Equity compensation for selected, higher-level employees is provided by annual grants of stock options and restricted stock units (“RSUs”).
The Committee has sought to keep base salaries at a relatively modest portion of total compensation for higher compensated employees, so that the overall compensation program is more heavily weighted toward incentive compensation in the form of annual cash bonuses and sales commissions, and for selected high-performing employees:
•stock option grants that have performance vesting requirements based on attainment of adjusted pre-tax earnings per share (“EPS”) targets as well as minimum time vesting periods; and
•RSU grants that “cliff vest” after three years, provided that the grantee is an employee in good standing on the vesting date.
26 2024 Proxy Statement

The Committee has sought to include a number of features in the compensation program that are designed to align the interests of management with the interests of shareholders. These features include:
•a mixture of elements that we believe will enable us to recruit and retain talented employees;
•orientating the cash compensation program elements toward incentive compensation for those employees who are in roles that we believe are critical to our long-term growth prospects;
•the use of EPS targets as vesting requirements for stock option grants in order to incent a growth mindset in our employees;
•time vesting for our RSU grants in order to create a longer-term view of the value of a tenured career;
•our Stock Ownership Policy (requiring minimum threshold shareholdings by our senior executive officers);
•our Compensation Recoupment Policy (which provides for claw-back of performance-based compensation in certain instances); and
•our Insider Trading Policy (which prohibits short sales, transactions in derivatives of our stock, and hedging transactions).
Consistent with our pay for performance philosophy, during 2023 approximately 87% of our current PEO’s pay and 45% of the compensation of our other named executive officers was paid in the form of variable performance-based compensation, such as incentive compensation or stock options and RSUs (see “Summary Compensation Table”).
Since 2012, the Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy” or “Consultant”) as its executive compensation consultant when structuring compensation plans or engaging in comparative compensation analyses. The Committee continued its annual engagement activities with the Consultant during 2023 and retained the Consultant on an advisory capacity with respect to industry trends (See “Compensation Consultant” below.)
When evaluating the compensation practices at “peer group” companies for comparative purposes, the Committee used the same cohort of companies as was used as reference points in the Compensation Analysis Project described in the Proxy Statement we filed with the Securities and Exchange Commission in connection with our 2023 Annual Meeting of Shareholders. Due to the recency of this project, the Committee did not believe that it was necessary to re-evaluate the composition of the “peer group.”
At our 2023 Annual Shareholders’ Meeting, our shareholders expressed strong support for the compensation of our named executive officers disclosed in our 2023 Proxy Statement, with 74.5% of the votes cast voting in favor of the “Say-on-Pay” proposal. When setting compensation, and in determining our compensation policies and practices, the Committee took into account the results of the 2023 “Say-on-Pay” advisory resolution to approve such executive compensation as demonstrating support of our compensation programs.
The Committee has also reviewed our compensation policies as generally applicable to all of our employees and believes that our policies, taking into account the mitigation policies and arrangements in place, do not encourage excessive or unnecessary risk-taking and that any level of risk they do encourage is not reasonably likely to have a material adverse effect on us.
Base salary and incentive compensation targets
The Committee seeks to recommend base salaries for management employees at levels that it believes are sufficiently competitive with salaries paid to management with comparable qualifications, experience and responsibilities at companies of comparable size, operational complexity and businesses to us.
Incentive compensation
Incentive compensation consists of two components: annual bonuses and sales commissions. Sales commissions are based on sales events and are measured on the basis of asset accumulation, asset retention, or anticipated revenue from contracted sales, generally taking into account related factors, such as expected profit margins. Executive officers participate only in the annual bonus program and do not participate in sales commission plans.
Annual bonuses are determined through a process overseen by the Board and the Committee. Each individual who participates in the plan is assigned a target compensation award which may change from year to year, but generally is the same as that individual’s prior year target amount. In the case of executive officers, the target amount is generally between 123% and 233% of the officer’s base salary, reﬂecting the determination of the Committee to
2024 Proxy Statement 27

emphasize performance-based incentive compensation over fixed compensation.
The Committee’s process for allocating incentive compensation as follows:
•determining the aggregate amount of all individual target compensation awards for that year as input into establishing an overall incentive pool that may be paid out if an EPS target is achieved;
•early in the year in question, identifying:
•key business metrics, the Company’s sales and a range of EPS (the “Quantitative Performance Metrics”); and
•indices of success against executing on management-defined strategic and tactical objectives for the Company as a whole and individual market and business units (the “Qualitative Performance Metrics”), in each case, for the year that may be considered in determining what percentage of that overall pool will be paid in the particular year;
•near the end of the particular year, based on the Quantitative and Qualitative Performance Metrics (together, the “Performance Metrics”), the Committee establishes the overall maximum incentive compensation pool for that year;
•the Committee then apportions the resulting overall actual incentive compensation pool among the market and business units based on the Committee’s subjective assessment of the degree to which each unit contributed to our overall success in each of the Performance Metrics for that year; and
•the management teams of each of our market and business units takes the aggregate amount of incentive compensation allocated to the unit by the Committee and awards individual bonuses to employees within those units based upon such management’s assessment of each individual’s contribution to the achievements of those units, as well as each individual’s personal achievements.
The Committee’s assessment is performed for two different pools:
•each of our executive officers individually; and
•all employees other than executive officers, as a group.
When the Committee evaluates business units and executive officers for the purpose of making compensation decisions, it meets with our PEO and reviews a number of factors including:
•our PEO’s evaluation of the units and each of the individual executive officers;
•the Performance Metrics established at the beginning of each year to provide a basis for assessment of performance for these units and those executive officers who are primarily responsible for the performance of such units;
•performance against the prior year’s actual Performance Metrics and other annual goals that are considered within the overall business environment of that year;
•achievement of strategic and operating results; and
•in the case of the individual executive officers:
•their success in their management responsibilities generally;
•achievement of strategic and tactical goals of the market or business unit for which they are responsible;
•achievement of any personal strategic or tactical goals that may have been established for the individual employee; and
•the degree to which the individual employee supported or contributed to, our overall corporate success.
When the Committee makes decisions regarding equity or non-equity incentive compensation, it exercises independent business judgment. There is no specific formula the Committee applies when considering the factors that the Committee believes are important to the assessment of any of our market or business units’ performance or that of any individual executive officer or our PEO, nor does the Committee attach any specific weighting or priority to the factors it considers. Consequently, there is no direct correlation between any particular performance measure and the resulting equity or non-equity incentive compensation awards. The Committee believes that compensation decisions should not be formulaic, rigid or focused on the short-term.
Equity grants
Our annual equity grants consist of stock options and RSUs. The Committee believes these grants are an important means of aligning the interests of management and employees with the interests of our shareholders. All of our outstanding stock options have performance-based vesting provisions: the stock options vest at a rate of 50 percent when a specified pre-tax earnings-per-share target is achieved, and the
28 2024 Proxy Statement

remaining 50 percent when a second, higher specified pre-tax earnings-per-share target is achieved. Prior to 2017, there was no minimum time-based factor in the vesting of our stock options. Beginning in 2017, the Committee changed the vesting thresholds from an earnings per share target to a pre-tax earnings per share target, and it also implemented minimum time periods for vesting. In 2022, the Committee introduced RSUs as an element of annual equity compensation awards. Our annual RSU awards generally “cliff vest” on the third anniversary of the date of the grant. Other than in the case of executive officers the annual grants of options and RSUs to employees is standardized across the company and based upon a tier system with the mix of the options and RSUs in favor of options in the higher tiers.
Annual equity awards are generally determined by the Committee in December of each year. Our PEO reviews with the Committee the grants for each executive officer, other than himself, as well as the grants for the other employees. The Committee then deliberates and establishes the specific option grants and ﬁnally submits these option grant amounts to the entire Board for ratification.
2023 Committee actions and awards
Industry benchmarking
In its deliberations regarding compensation, the Committee considered the annual analysis of fintech and asset management industry compensation trends undertaken for the Committee by the Consultant.
Award of 2023 incentive compensation
For 2023, the Board and the Committee chose to fix the maximum aggregate amount for the non-equity incentive compensation award pool (the “Maximum Bonus Pool”) for each of our business units and corporate services functions as a percentage of total target non-equity incentive compensation for those employees in such business units and corporate services functions. The percentages the Committee determined to apply ranged from 100% to 85%. The managers within each of our business units and corporate services functions allocated these pools among the individual employees reporting to them as they believed was appropriate. In total, the aggregate non-equity incentive awards paid to employees other than our executive officers was 91% of the total amount of 2023 target incentive compensation amounts.
For all executive officers eligible for incentive compensation as of December 2023, the Committee determined, based on its discussion of the Performance Metrics, our performance and that of our business units, market units and individuals, as well as the revenue and sales results of our business units, that the amount to be awarded should be equal to that of the market or business unit for which they were responsible. In the aggregate, the non-equity incentive compensation awards made to all executive officers by the Committee were approximately 90% of their aggregate target amount and 100% of the Maximum Bonus Pool. The aggregate amount of non-equity incentive compensation awarded to our executive officers was approximately 112% of the aggregate non-equity incentive compensation awards made to our executive officers in 2022.
In December 2023, the Committee received our PEO’s views on the 2023 performance of the senior executives (other than himself) and their market or business units, as well as his recommendations for non-equity incentive compensation awards and stock option grants for the senior executives and their units. The Committee considered and discussed, among other things:
•the recommendations of the PEO;
•the Company’s incentive compensation philosophy as described in the Proxy Statement for the 2023 Annual Meeting of Shareholders;
•input from the Consultant on general industry trends in incentive compensation for fintech companies and asset management companies;
•the business metrics disclosed in the “Pay Versus Performance” section of this Proxy Statement;
•the projected annual gross sales events and revenue of the Company’s business units;
•the $3.46 diluted earnings per share of the Company;
•the growth initiatives launched during the year;
•the degree to which the responsibilities of the particular executive officers had changed, if at all;
•our long-term strategic objectives for our executive officers and their respective business units;
•the desire of the Committee to align incentive compensation awards to long-term shareholder value creation;
•the approximately $425.6 million returned to our shareholders via dividends and stock repurchases;
•our progress towards achieving overall long-term strategic goals;
2024 Proxy Statement 29

•each executive officer’s market or business unit’s:
•performance against its sales goals;
•contributions to corporate earnings;
•revenues and profit margins; and
•success in meeting various strategic and tactical goals of the unit; and
•the individual performance and achievements of each of the executive officers.
The Committee also independently reviewed the performance of the PEO with primary consideration to our overall performance, as well as his individual performance on strategic and non-ﬁnancial achievements and discussed and approved his annual non-equity incentive compensation award.
With respect to our named executive officers in the Summary Compensation Table, the annual non-equity incentive compensation award targets for 2023 were $1,100,000 for Mr. West, $1,750,000 for Mr. Hicke, $1,300,000 for Mr. McGonigle, $1,200,000 for Mr. Withrow and $1,000,000 for Mr. McCabe. The amounts ultimately awarded were $990,000 to Mr. West, $1,750,000 to Mr. Hicke, $1,300,000 for Mr. McGonigle, $1,050,000 for Mr. Withrow and $900,000 for Mr. McCabe. In addition to his non-equity incentive compensation award, in December 2023, Mr. Withrow entered into a previously disclosed Separation and General Release of Claims Agreement. Per the terms of the agreement, Mr. Withrow separated from the Company on February 28, 2024, and is paid $3,800,000 in equal bi-weekly installments over a 24-month period that began in March of 2024. The Company’s payment obligations are conditioned upon Mr. Withrow’s adherence to the restrictive covenants set forth in the agreement over the 24-month payment period.
In the case of Mr. West’s incentive compensation awards the Committee noted Mr. West’s work:
•mentoring Mr. Hicke as our Chief Executive Officer;
•his work with Mr. Hicke on strategic corporate goals and growth plans.
In the case of Mr. Hicke’s incentive compensation awards, the Committee considered Mr. Hicke’s:
•creation and execution of a 5-7 year strategic growth plan, including the improvement in the performance of our Private Banking unit;
•furtherance of our values and culture, with an emphasis on growth, mobility and talent, including his advocacy of SEI Women’s Network and SEI Diversity & Inclusion efforts; and
•continued work reorganizing our structure and the roles and responsibilities of our senior executives to better align with our strategic initiatives.
In the case of Mr. McGonigle’s incentive compensation awards, the Committee considered Mr. McGonigle’s:
•contributions to the realignment and structuring of our technology operations;
•his contributions to our culture, and his work overseeing our finances;
•the number of critical functions reporting to Mr. McGonigle, including our Finance, Accounting, Enterprise Risk, and Internal Audit functions; and
•in light of Mr. McGonigle’s pending retirement in 2024, the career contributions Mr. McGonigle had made to the Company.
In determining Mr. Withrow’s 2023 incentive compensation, the Committee considered the degree to which Mr. Withrow furthered the strategic and sales goals for our asset management businesses.
In determining Mr. McCabe’s incentive compensation, the Committee considered:
•his leadership of our IMS market unit;
•the degree to which his conduct has aligned with our values;
•his contributions to our strategic planning process; and
•his leadership of several enterprise-wide projects.
2023 equity awards
At its December 2023 meeting, the Committee reviewed the 5-tier equity grant structure that it had deployed in 2022. The rationale behind the allocation of grants between options and RSUs is to tilt the mix of the options and RSUs in favor of options in the higher tiers (i.e., Tiers 1-3) by evaluating our cost of an equity grant for each tier if the grant were 100% options and then, considering our cost of granting an option as compared to an RSU, apportioning the total cost of a 100% option grant among options and RSUs. In 2022, the Committee determined the apportionment on a percentage basis as follows:
•Tiers 1-3: 75% options and 25% RSUs;
•Tier 4: 50% options and 50% RSUs; and
•Tier 5: 25% options and 75% RSUs.
Based on management feedback, the Committee determined that in 2023 that there would be four tiers of grants, with individual executive officers and board
30 2024 Proxy Statement

members being considered on a case by case basis, and the participants in each of the tiers would receive options and RSUs as follows:

Grant Type	Tier 1	Tier 2	Tier 3	Tier 4
Options	11,000	6,500	3,000	0
RSUs	1,100	700	500	500
The Committee reaffirmed its 2022 decision to re-evaluate in connection with each annual award cycle the composition of each tier with some employees who had previously participated being removed from the program, with a particular focus on those employees in lowest tier.
At its December 2023 meeting, the Committee considered the annual grant of equity awards to each of our named executive officers. The Committee reaffirmed its belief that option grants with performance-based vesting targets were a very effective way to align the interests of the executives with the interests of shareholders. Additionally, the Committee concluded that a three-year “cliff vesting” for the RSUs created an incentive for the executives to focus on growth and the long-term value of the Company. In addition to the factors enumerated above in “Award of 2023 Incentive Compensation,” the Committee considered impact that it believed the role the executive holds should have on the growth prospects of the Company.
In December 2023, the Committee awarded:
•Mr. West an annual grant of 25,000 options and 4,000 RSUs (compared to the 30,000 options and 2,500 RSUs granted to him in December 2022);
•Mr. Hicke an annual grant of 100,000 options (as required by the terms of Mr. Hicke’s employment agreement) and 30,000 RSUs (compared to an annual grant to him of 100,000 options in December 2022 and no RSUs);
•Mr. McGonigle did not receive an annual grant of options or RSUs (compared to the 75,000 options granted to him in December 2022);
•Mr. Withrow did not receive an annual grant of options or RSUs (compared to the 75,000 options granted to him in December 2022); and
•Mr. McCabe an annual grant of 25,000 options and 4,000 RSUs (compared to the 30,000 options and 2,500 RSUs granted to him in December 2022).
The number of options and RSUs granted at the December 2023 meeting to our named executive officers was approximately 75% and 192%, respectively, of the number granted to such officers in December 2022.
In 2023, the total number of options and RSU grants the Committee approved as part of the year-end annual grant process was 1.7 million options to 273 employees and 351 thousand RSUs to 509 employees as compared to 2022 when the Committee approved the annual grant of 2.2 million options to 506 employees and 407 thousand RSUs to 500 employees. During 2023, we repurchased in open market or private transactions 5.2 million Shares under our stock repurchase program at a total cost of approximately $310.8 million, compared to 5.9 million Shares in 2022 at a total cost of approximately $338.4 million. These share repurchase activities substantially offset the dilution which can result from grants and exercises under our equity compensation programs.
2024 compensation changes
The Committee reviewed the contributions of each of the executive officers during 2023, the contributions expected in the future, and the competitive landscape for highly-skilled, similarly situated individuals in connection with determining whether to adjust salaries and non-equity incentive compensation targets for 2024. Of our named executive officers, only Mr. Hicke’s compensation was changed. Similar to the consideration of Mr. Hicke’s incentive compensation award described above in “Award of 2023 incentive compensation,” the Committee considered the following in connection with Mr. Hicke’s base compensation adjustment:
•the base compensation of the Chief Executive Officer at those companies used as the “peer group” for the Compensation Analysis Project described in the Proxy Statement we filed with the Securities and Exchange Commission in connection with our 2023 Annual Meeting of Shareholders;
•Mr. Hicke’s creation and execution of a 5 to 7 year strategic growth plan, including the improvement in the performance of our Private Banking Unit;
•Mr. Hicke’s furtherance of our values and culture, with an emphasis on growth, mobility and talent, including his advocacy of SEI Women’s Network and SEI Diversity & Inclusion efforts; and
•Mr. Hicke’s continued work reorganizing our structure and the roles and responsibilities of our senior executives to better align with our strategic initiatives.
The Committee believed that the significance of Mr. Hicke’s contributions in these areas and the leadership
2024 Proxy Statement 31

that he has shown that has inspired and galvanized our employees to action merited an increase in Mr. Hicke’s base compensation. The following table sets forth the compensation amount that will be in effect for 2024, as well as the percentage increase from the base salary prior to the adjustments during 2023.

Name	2024 Base Compensation Amount ($)	% Increase	2024 Incentive Compensation Target ($)	% Increase
Ryan P. Hicke	850,000	13.3%	2,000,000	14.3%
Stock ownership policy
Under our Stock Ownership Policy, directors and executive officers are required to own equity interests in the Company having a required value which is a multiple of their base compensation. The equity value may consist of the ownership of Shares of Common Stock or of vested and exercisable stock options (valued at the amount by which the market price of the underlying shares exceeds the exercise price of the option), provided that at least 50 percent of the required value is in the form of direct ownership of our Shares of Common Stock. The required value is equal to five times their annual cash retainer in the case of directors, six times his annual base salary in the case of the Chief Executive Officer, and four times their annual base salary in the case of other executive officers. The Policy provides that the required value must have been achieved for existing directors and executive officers in March of every year, and for persons elected as directors or appointed or promoted as officers after the adoption of the Policy, not later than the fifth anniversary of such election or appointment. All of directors and executive officers other than one are in compliance with this Policy.
Compensation recoupment policy
Effective October 2, 2023, we amended and restated our existing Compensation Recoupment Policy to align with listing rules adopted by the NASDAQ Stock Market LLC as required by the Securities and Exchange Commission. The policy applies to all executive officers (as defined under the applicable rules), as well as certain other members of our senior management committee, and requires us to seek to recoup certain incentive-based compensation, whether cash- or equity-based, from current or former officers and in the event that we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws.
Compensation consultant
The Committee has retained the firm of Semler Brossy as its independent consultant since 2012. During 2023, the Committee re-engaged Semler Brossy to provide advice on general industry trends for executive compensation in the asset management and fintech sectors. Semler Brossy provides no other services to us outside of its role as independent Committee advisor.
Because of the policies and procedures Semler Brossy and the Committee have in place, the Committee is confident that the advice it receives from the executive compensation consultant is objective. These policies and procedures include the following provisions:
•the Committee has the sole authority to retain and terminate the executive compensation consultant;
•the Consultant has direct access to the Committee without management intervention;
•the Committee’s evaluation of the quality and objectivity of the services provided by the Consultant each year in connection with retaining the Consultant; and
•the protocols for the engagement (described below) limit how the Consultant may interact with management.
While it is necessary for the Consultant to interact with management to gather information, the Committee has adopted protocols governing if and when the Consultant’s advice and recommendations can be shared with management. These protocols are included in the Consultant’s engagement letter. The Committee also determines the appropriate forum for receiving Consultant recommendations. Where appropriate, management invitees are present to provide context for the recommendations. This approach protects the Committee’s ability to receive objective advice from the Consultant so that the Committee may make independent decisions about our executive compensation. The Consultant reports directly to the Committee and performs no other work for the Company. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:
•The provision of other services to us by Semler Brossy;
•The amount of fees by us to Semler Brossy as a percentage of the firm’s total revenue;
•Semler Brossy’s policies and procedures that are designed to prevent conflicts of interest;
•Any business or personal relationship of Semler Brossy or the individual compensation advisors
32 2024 Proxy Statement

employed by the firm with any of our executive officers;
•Any business or personal relationship of the individual compensation advisors with any member of the Committee; and
•Any of our stock owned by Semler Brossy or the individual compensation advisors employed by the firm.
The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as our compensation consultants has not created any conflict of interest.
2024 Proxy Statement 33

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for each person who served as our principal executive officer (“PEO”) and for our Non-PEO named executive officers (“NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation Table Total		Compensation Actually Paid			Value of Initial Fixed $100 Investment Based On:
Year	PEO 1 Ryan P. Hicke ($) (1)	PEO 2 Alfred P. West, Jr. ($) (2)	PEO 1 Ryan P. Hicke ($) (3)	PEO 2 Alfred P. West, Jr. ($) (4)	Average Summary Compensation Table Total for non-PEO NEOs ($) (5)	Average Compensation Actually Paid to non-PEO NEOs ($) (6)	SEI TSR ($) (7)	Industry Index TSR ($) (8)	Net Income ($000s) (9)	Adjusted Pre-Tax Earnings Per Share ($) (10)
2023	5,934,430	N/A	6,142,130	N/A	3,050,860	3,080,441	102.46	181.96	462,258	4.61
2022	6,402,465	2,469,653	6,224,840	2,377,978	3,494,008	3,332,318	92.66	129.82	475,467	4.48
2021	N/A	2,367,239	N/A	2,475,614	1,991,178	2,162,026	95.47	180.24	546,593	5.12
2020	N/A	2,933,734	N/A	2,552,384	2,823,425	2,899,647	88.89	125.65	447,286	3.99
(1)Reflects compensation amount reported in the Summary Compensation Table (“SCT”) in 2022 for Ryan P. Hicke, who was appointed Chief Executive Officer (and thus became our PEO) effective June 1, 2022.
(2)Reflects compensation amounts reported in the SCT in 2022 for Alfred P. West, Jr., who served as our Chief Executive Officer (and thus as our PEO) during 2020, 2021 and for the period January 1, 2022, through May 31, 2022.
(3)Compensation Actually Paid (“CAP”) for Mr. Hicke in 2023 and 2022 reflects the respective amount set forth in column (1) of this table, adjusted as set forth in the table below, as determined in accordance with SEC rules. RSUs are paid in Company shares once the underlying award vests, and are incorporated as applicable in the table below. The dollar amount reflected in column (1) of this table does not reflect the actual amount of compensation earned by or paid to Mr. Hicke during the applicable year.
(4)CAP for Mr. West in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (2) of this table, adjusted as set forth in the table below, as determined in accordance with SEC rules. RSUs are paid in Company shares once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in column (2) of this table do not reflect the actual amount of compensation earned by or paid to Mr. West during the applicable year.

Year	2020	2021	2022	2022	2023
PEO	Alfred P. West, Jr.	Alfred P. West, Jr.	Alfred P. West, Jr.	Ryan P. Hicke	Ryan P. Hicke
SCT Total Compensation ($)	2,933,734	2,367,239	2,469,653	6,402,465	5,934,430
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(1,014,000)	(373,625)	(694,825)	(4,106,600)	(3,416,000)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	988,875	383,000	628,450	3,941,000	3,544,500
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(356,225)	49,500	50,075	63,350	95,800
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	—	49,500	(75,375)	(75,375)	(16,600)
Compensation Actually Paid ($)	2,552,384	2,475,614	2,377,978	6,224,840	6,142,130
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. RSU grant date fair values are calculated using the stock price as of date of grant.
34 2024 Proxy Statement

(5)The following non-PEO named executive officers are included in the average figures shown:
2020: Dennis J. McGonigle, Stephen G. Meyer, Ryan P. Hicke, Michael N. Peterson
2021: Dennis J. McGonigle, Wayne M. Withrow, Ryan P. Hicke, Philip N. McCabe
2022: Dennis J. McGonigle, Wayne M. Withrow, Kevin P. Barr, Philip N. McCabe
2023: Alfred P. West, Jr., Dennis J. McGonigle, Wayne M. Withrow, Philip N. McCabe
(6)Average CAP for our non-PEO named executive officers in each of 2023, 2022, 2021 and 2020 reflects the respective amount set forth in column (5) of this table, adjusted as set forth in the table below, as determined in accordance with SEC rules. RSUs are paid in company shares once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in column (5) of this table do not reflect the actual amounts of compensation earned by or paid to our non-PEO named executive officers during the applicable years.

Year	2020 Average	2021 Average	2022 Average	2023 Average
Non-PEO NEOs	See column (5) note	See column (5) note	See column (5) note	See column (5) note
SCT Total Compensation ($)	2,823,425	1,991,178	3,494,008	3,050,860
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(1,280,438)	(429,669)	(1,893,842)	(637,000)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	1,994,694	440,450	1,754,833	663,700
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	(638,034)	176,488	52,694	(11,369)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	—	(16,421)	(75,375)	14,250
Compensation Actually Paid ($)	2,899,647	2,162,026	3,332,318	3,080,441
Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. RSU grant date fair values are calculated using the stock price as of date of grant.
(7)For the relevant fiscal year, represents the cumulative total shareholder return (“TSR”) of the Company for the measurement periods ending on December 31 of each of 2023, 2022, 2021 and 2020, respectively.
(8)For the relevant fiscal year, represents the cumulative TSR of an Industry Index, a blend of indices including 79% NASDAQ US Asset Managers and Custodians and 21% NASDAQ US Software for the measurement period ended on December 31, 2023 and 76% NASDAQ US Asset Managers and Custodians and 24% NASDAQ US Software for the measurement periods ended on December 31 of each of 2022, 2021 and 2020, respectively.
(9)Reflects net income in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2022, 2021, and 2020.
(10)The Company’s selected measure is Adjusted Pre-Tax Earnings Per Share, which is a non-GAAP financial measure that consists of the quotient of (A) the Company’s calendar year net income before income taxes adjusted to not include any reduction for stock-option expense under ASC 718 equity compensation and the effect of items or events that the Compensation Committee determines in its discretion should be excluded for compensation purposes, divided by (B) the Company’s diluted shares outstanding. See Annex A of this Proxy Statement for a reconciliation of Diluted Earnings Per Share reported in accordance with generally accepted accounting principles (GAAP) to Adjusted Pre-Tax Earnings Per Share (non-GAAP).

2024 Proxy Statement 35

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, the Company’s cumulative TSR, and the Industry Index cumulative TSR over the four most recently completed fiscal years. TSR values for the Company and Industry Index assume $100 invested on December 31, 2019 through the last business day of the listed year.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the four most recently completed fiscal years.

36 2024 Proxy Statement

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted Pre-Tax Earnings Per Share (“EPS”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted Pre-Tax EPS during the four most recently completed fiscal years.
When calculating our 2023 Adjusted Pre-Tax Earnings Per Share for purposes of our Pay Versus Performance disclosure, the Committee made the following adjustment to our GAAP earnings per share, which is consistent with the adjustment the Committee makes when determining whether the EPS vesting targets for outstanding stock options have been met:
•excluded any reduction for stock-based compensation expense associated with stock options in accordance with Accounting Standards Codification 718 equity compensation (Stock-Based Compensation) from any calculation of the achievement of EPS vesting targets.
See Annex A of this Proxy Statement for a reconciliation of Diluted Earnings Per Share reported in accordance with generally accepted accounting principles (GAAP) to Adjusted Pre-Tax Earnings Per Share (non-GAAP) during the four most recently completed fiscal years.
2024 Proxy Statement 37

Pay ratio
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the previous year’s pay ratio disclosure. We reviewed the changes in our employee population and employee compensatory arrangements and determined there has been no change in our employee population or employee compensatory arrangements that would significantly impact the 2023 pay ratio disclosure. The median employee identified in 2022 remains employed in substantially the same role and at the same location.
We chose December 31, 2022 as the date for establishing the employee population used in identifying the median employee and used fiscal 2022 as the measurement period. We identified the median employee using a consistently applied compensation measure which includes annual base salary or wages, target annual performance-based cash bonuses, target commissions, and long-term equity awards based on their grant date fair values. Permanent employees who joined in 2022 and permanent employees who were on leave during 2022 were assumed to have worked for the entire year. All U.S. and non-U.S. employees employed as of December 31, 2022 were captured with the exception of employees accepted into our voluntary separation program, who represent less than 1% of our global workforce. No cost-of-living adjustments were made.
With respect to the annual total compensation of our Chief Executive Officer, we included the amount reported for Mr. Hicke in the “Total” column for 2023 in the Summary Compensation Table included in this Proxy Statement. The annual total compensation of the median employee and the annual total compensation of the Chief Executive Officer were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay ratio
Annual total compensation of the median employee for 2023	$115,346
Annual total compensation of the CEO for 2023	$5,934,430
Ratio of annual total compensation of the median employee to the annual total compensation of CEO for 2023	51.4

38 2024 Proxy Statement

Compensation Committee report
Notwithstanding anything to the contrary, this Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any ﬁling under the Securities Act of 1933,as amended (the “Securities Act”), or the Securities Exchange Act of 1934 as amended (the “Exchange Act”) except to the extent that we specifically incorporate this information by reference, and this information shall not be deemed ﬁled under such Acts.
The members of the Committee consist of Carl A. Guarino (Chair), Jonathan A. Brassington and Kathryn M. McCarthy, each of whom is an independent director as defined in the rules of The NASDAQ Stock Market LLC. The Committee operates under a Charter approved by the Board which states that among the purposes of the Committee are to establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and our other employees; to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans; to review the performance of the executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance; to review and monitor management development and succession plans and activities; and to prepare the report on executive compensation for inclusion in our annual proxy statement in accordance with the Securities and Exchange Commission Rules and Regulations.
The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee:
Carl A. Guarino (Chair)
Jonathan A. Brassington
Kathryn M. McCarthy

2024 Proxy Statement 39

Executive compensation.
The Summary Compensation Table set forth below summarizes total compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for services rendered in all capacities for the last three years ended December 31, 2023.
Summary compensation table

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Ryan P. Hicke	2023	750,000	1,556,000	1,860,000	1,750,000	18,430	5,934,430
Chief Executive Officer	2022	688,269	1,801,000	2,305,600	1,575,000	32,596	6,402,465
	2021	600,000	373,625	—	880,000	73,586	1,927,211
Alfred P. West, Jr.	2023	750,000	389,000	248,000	990,000	23,599	2,400,599
Executive Chairman	2022	750,000	540,300	154,525	990,000	34,828	2,469,653
	2021	750,000	373,625	—	1,210,000	33,614	2,367,239
Dennis J. McGonigle	2023	700,000	—	—	1,300,000	22,310	2,022,310
Executive Vice President	2022	642,692	1,350,750	1,049,000	1,170,000	31,347	4,243,789
and Chief Financial Officer	2021	600,000	373,625	—	880,000	30,133	1,883,758
Wayne M. Withrow	2023	700,000	—	—	1,050,000	3,823,412	5,573,412
Executive Vice President >	2022	618,846	1,350,750	1,236,200	1,080,000	34,641	4,320,437
Head of Global Asset Management	2021	600,000	597,800	—	960,000	33,427	2,191,227
Philip N. McCabe	2023	650,000	389,000	248,000	900,000	20,118	2,207,118
Executive Vice President >	2022	609,423	540,300	154,525	1,050,000	31,347	2,385,595
Investment Managers	2021	600,000	373,625	—	960,000	28,891	1,962,516
(1)Compensation deferred at the election of the executive, pursuant to our Capital Accumulation Plan (“CAP”), is included in the year in which such compensation is earned.
(2)Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(3)Reflects the aggregate grant date fair value of RSUs calculated in accordance with Accounting Standards Codification 718 (ASC 718). See Notes 1 and 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(4)Non-equity incentive compensation awards for services rendered during a year have been listed in the year earned, but were actually paid in the following fiscal year.
(5)Includes matching contributions to the CAP for the named individuals as well as supplemental life insurance premiums with respect to life insurance on the named individual and group insurance medical premiums. Also, for Mr. Withrow, includes severance of $3.8 million upon his separation from the Company in 2024 which amount is to be paid in equal bi-weekly installments over a 24-month period commencing in March of 2024. Mr. Withrow’s last day of employment with the Company was February 28, 2024.
40 2024 Proxy Statement

Grants of plan-based awards
The following table discloses certain information concerning options and stock awards granted during 2023 to each of our named executive officers who received any such award during 2023.

Name	Type of Award	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
Ryan P. Hicke	RSUs	12/15/2023	30,000			1,860,000
	Options	12/15/2023		100,000	62.00	1,556,000
Alfred P. West, Jr.	RSUs	12/15/2023	4,000			248,000
	Options	12/15/2023		25,000	62.00	389,000
Philip N. McCabe	RSUs	12/15/2023	4,000			248,000
	Options	12/15/2023		25,000	62.00	389,000
(1)All stock awards granted to our named executive officers in 2023 were RSUs granted upon the approval of the Committee under our 2014 Omnibus Equity Compensation Plan. RSUs awarded in 2023 vest on the third anniversary of the date of grant and are not based on the achievement of performance targets.
(2)All stock options granted to our named executive officers in 2023 were nonqualified options granted upon the approval of the Committee under our 2014 Omnibus Equity Compensation Plan, with an exercise price per Share equal to the fair market value of our Shares on the date of grant. 50% of these options vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $5.25 or more, but not earlier than the second anniversary of the date of grant, and the remaining 50% of these options vest on December 31 of the year in which we attain an adjusted pre-tax earnings per share of $7.10 or more, but not earlier than the fourth anniversary of the date of grant, in each case based upon our audited financial statements and subject to certain adjustments relating to non-recurring transactions or the option expense we record under ASC 718.
(3)The Grant Date Fair Value of RSUs were calculated in accordance with ASC 718. See Notes 1 and 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
(4)The Grant Date Fair Value of the Option Grants made on December 15, 2023 was based upon the Black-Scholes option pricing model. The assumptions used are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
2024 Proxy Statement 41

Employment arrangements of our Named Executive Officers
Mr. Hicke is party to an employment agreement with a term from June 1, 2022 through June 1, 2026. Under this agreement, Mr. Hicke will receive (i) an annual salary of $750,000 (which may be increased, but not decreased, during the term of the agreement) and (ii) an annual target bonus opportunity of $1,750,000, commencing in fiscal year 2022, based on individual and/or Company performance as determined by our Compensation Committee. The agreement provided for an initial restricted stock unit grant to Mr. Hicke of 40,000 shares of the Company’s common stock, vesting over four years in equal annual installments on the first four anniversaries of March 31, 2022, provided that Mr. Hicke remains employed through the applicable vesting date. The agreement also provides that, commencing in December 2022 and for each year during the term of the agreement, Mr. Hicke will be eligible to receive annual equity grants in such form and on such terms as the Board or Compensation Committee deems appropriate, provided that Mr. Hicke’s annual equity grant in December 2022 was required to be a stock option grant with respect to 100,000 shares, with an exercise price, vesting and other terms similar to the options granted to other senior executives at that time. Pursuant to the agreement, Mr. Hicke will receive the following severance benefits if his employment is terminated by the Company other than for Cause (as defined in the agreement), death or disability and he executes and does not revoke a general release of claims: (i) the accrued obligations as defined in the agreement; (ii) an amount equal to (x) one and one half times his base salary as of the termination date and (y) one and one half times his annual bonus for the year of termination, payable in payroll installments during the 18-month period following the year of termination; and (iii) accelerated full vesting of the March 2022 RSU grant. If Mr. Hicke’s employment is terminated as a result of his death or disability, he will receive (i) the accrued obligations and (ii) accelerated full vesting of the March 2022 RSU grant. Mr. Hicke will be subject to covenants not to compete with the Company or solicit its employees or customers during his employment and for a period of 18 months following termination of employment for any reason, as well as confidentiality covenants.

42 2024 Proxy Statement

Outstanding equity awards at year-end
The following table reflects outstanding options and stock awards held by our named executive officers as of December 31, 2023.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Ryan P. Hicke	12/9/2014	20,000	—	40.64	12/9/2024
	12/8/2015	24,000	—	53.34	12/8/2025
	12/13/2016	35,000	—	49.63	12/13/2026
	12/12/2017	12,500	12,500	71.12	12/12/2027
	12/11/2018	17,500	17,500	48.47	12/11/2028
	12/9/2019	20,000	20,000	64.43	12/9/2029
	12/8/2020	37,500	37,500	56.54	12/8/2030
	12/10/2021	—	25,000	60.46	12/10/2031
	6/1/2022					30,000	1,906,500
	12/5/2022	—	100,000	61.81	12/5/2032
	12/15/2023	—	100,000	62.00	12/15/2033	30,000	1,906,500
Alfred P. West, Jr.	12/9/2014	35,000	—	40.64	12/9/2024
	12/8/2015	30,000	—	53.34	12/8/2025
	12/13/2016	35,000	—	49.63	12/13/2026
	12/12/2017	10,000	10,000	71.12	12/12/2027
	12/11/2018	12,500	12,500	48.47	12/11/2028
	12/9/2019	10,000	10,000	64.43	12/9/2029
	12/8/2020	37,500	37,500	56.54	12/8/2030
	12/10/2021	—	25,000	60.46	12/10/2031
	12/5/2022	—	30,000	61.81	12/5/2032	2,500	158,875
	12/15/2023	—	25,000	62.00	12/15/2033	4,000	254,200
Dennis J. McGonigle	12/9/2014	27,500	—	40.64	12/9/2024
	12/8/2015	24,000	—	53.34	12/8/2025
	12/13/2016	25,000	—	49.63	12/13/2026
	12/12/2017	12,500	12,500	71.12	12/12/2027
	12/11/2018	12,500	12,500	48.47	12/11/2028
	12/9/2019	15,000	15,000	64.43	12/9/2029
	12/8/2020	37,500	37,500	56.54	12/8/2030
	12/10/2021	—	25,000	60.46	12/10/2031
	7/18/2022					15,000	953,250
	12/5/2022	—	75,000	61.81	12/5/2032
Wayne M. Withrow	12/9/2014	27,500	—	40.64	12/9/2024
	12/8/2015	30,000	—	53.34	12/8/2025
	12/13/2016	25,000	—	49.63	12/13/2026
	12/12/2017	10,000	10,000	71.12	12/12/2027
	12/11/2018	10,000	10,000	48.47	12/11/2028
	12/9/2019	10,000	10,000	64.43	12/9/2029
	12/8/2020	37,500	37,500	56.54	12/8/2030
	12/10/2021	—	40,000	60.46	12/10/2031
	12/5/2022	—	75,000	61.81	12/5/2032	15,000	953,250
Philip N. McCabe	12/9/2014	21,000	—	40.64	12/9/2024
	12/8/2015	24,000	—	53.34	12/8/2025
	12/13/2016	30,000	—	49.63	12/13/2026
	12/12/2017	12,500	12,500	71.12	12/12/2027
	12/11/2018	17,500	17,500	48.47	12/11/2028
	12/9/2019	20,000	20,000	64.43	12/9/2029
	12/8/2020	37,500	37,500	56.54	12/8/2030
	12/10/2021	—	25,000	60.46	12/10/2031
	12/5/2022	—	30,000	61.81	12/5/2032	2,500	158,875
	12/15/2023	—	25,000	62.00	12/15/2033	4,000	254,200

2024 Proxy Statement 43

(1)The following tables set forth opposite the relevant option expiration date, the vesting thresholds for all options which are currently unexercisable:

Option Expiration Date	50% Exercisable When Our Reported EPS Plus ASC 718 Expense Exceeds	100% Exercisable When Our Reported EPS Plus ASC 718 Expense Exceeds
12/12/2027	Vested	$5.50
12/11/2028	Vested	$6.00
12/9/2029	Vested	$6.00
12/8/2030	Vested	$5.35
12/10/2031	$5.75	$7.00
12/5/2032	$5.00	$6.25
12/15/2033	$5.25	$7.10
(2)    All RSUs vest in a single tranche on the third anniversary of their date of grant. Market value is calculated based on the closing price of the Company’s common stock on December 29, 2023 (the last trading day of the year) of $63.55 as reported by the NASDAQ Stock Market, LLC.
Option exercises and stock awards vested table
The following table presents information regarding stock options exercised and stock awards vested for our named executive officers during 2023.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Ryan P. Hicke	25,000	606,350	10,000	566,400
Alfred P. West, Jr.	45,000	1,172,118	—	—
Dennis J. McGonigle	30,000	853,935	5,000	310,900
Wayne M. Withrow	30,000	819,028	5,000	300,600
Philip N. McCabe	25,000	515,125	—	—
(1)    See caption “2023 equity awards” in the Compensation discussion and analysis for details regarding vesting of stock awards.

Potential payments on termination
Mr. Hicke, our Chief Executive Officer, has an employment agreement. Mr. Hicke’s employment agreement, among other things, provides for certain compensation and benefits that are in addition to those provided by us pursuant to those plans and arrangements available to our employees generally, and those that are customarily (but not required to be) extended to those executive officers terminated without cause or in the event of their death or disability.
Mr. Hicke’s employment agreement provides that if he is terminated without cause prior to June 1, 2026, and he executes and does not revoke a general release of claims, then in addition to those benefits generally provided by us to our employees pursuant to those plans and arrangements available to our executive officers generally and those that are customarily (but not required to be) extended to departing executive officers, Mr. Hicke will receive:
•an amount equal to any accrued obligations he is owed under the terms of his employment agreement; and
•an amount (the “Severance Amount”) equal to the sum of (x) one and one-half times his base salary as of the termination date, plus (y) one and one half times his annual bonus for the year of termination,
44 2024 Proxy Statement

which Severance Amount would be payable in equal payroll installments during the 18-month period following the year of termination.
Mr. Hicke’s employment agreement also provides that in addition to the benefits customarily (but not required to be) extended to departing executive officers if he is terminated without cause or his employment ceases for death or disability, any portion of the 40,000 RSU Staking Grant that has not vested at the time of such departure will accelerate and the Shares issuable thereunder will be issued to Mr. Hicke and such shares will be tradeable without restriction.
Any options to purchase Shares that have been or may be granted to Mr. Hicke are not subject to the accelerated vesting or extended exercise period provisions of his employment agreement and would be treated in the same manner as have those options held by other departing executive officers.
Pursuant to the terms of his employment agreement, Mr. Hicke will be subject to covenants not to compete with the Company or solicit its employees or customers during his employment and for a period of 18 months following termination of employment for any reason, as well as confidentiality covenants.
The following table illustrates our estimates of the potential value of the payments and benefits to which Mr. Hicke would be entitled to receive upon a termination of his employment without cause or upon his death or disability pursuant to his employment agreement that are in addition to those benefits customarily extended to departing executive officers, in either case as of December 31, 2023. The amounts that Mr. Hicke would receive in an actual termination can only be determined at the time the event occurs.

Benefits and Payments Upon Termination	Termination Without Cause ($)	Death or Disability ($)
Cash Severance-Salary (1)	1,125,000	—
Cash Severance-Bonus (2)	2,625,000	—
RSUs-Accelerated (3)	1,906,500	1,906,500
(1)The calculation is 1.5 times Mr. Hicke’s base salary for 2023 per the terms of his employment agreement and does not include the amount of any accrued but unpaid base salary or vacation through the date of termination that may be payable to Mr. Hicke at the time of termination.
(2)The calculation is 1.5 times Mr. Hicke’s incentive compensation target for 2023, per the terms of his employment agreement.
(3)The aggregate value is based on the closing market price of the Shares on December 31, 2023 ($63.55). As of December 31, 2023, 30,000 Shares underlying Mr. Hicke’s 40,000 RSU Staking Grant had not yet vested.

As disclosed in the Summary Compensation Table, Mr. Withrow will receive a payment of $3.8 million payable in equal installments for a period of 24 months after the end of the statutory revocation periods described in the agreement in connection with his separation from the Company.
2024 Proxy Statement 45

Director compensation
During 2023, each director who was not an employee received an annual retainer of $70,000. The annual chair fee for the Audit, Compensation, Legal and Regulatory Oversight and Nominating and Governance Committees was $20,000, $15,000, $15,000 and $5,000, respectively, and the annual retainer fee for the Audit Committee was $10,000, for each of the Compensation and Legal Regulatory and Oversight Committees was $7,500, and for the Nominating and Governance Committee was $5,000. The annual retainer for the Lead Independent Director was $15,000.
Each non-employee director also received an annual grant of 8,000 options to purchase Shares and 1,000 RSUs. Thus, on December 15, 2023, each of our non-employee directors, Messrs. Brassington, Doran, Guarino, Romeo and Mss. McCarthy and Miller, was granted options under our 2014 Omnibus Equity Compensation Plan to purchase 8,000 Shares at an exercise price of $62.00, all of which options remained outstanding at December 15, 2023. These options have a ten-year term, with 50 percent of these options to vest on December 31 of the year in which we attain adjusted pre-tax earnings per share of $5.25 or more, but not earlier than the second anniversary of the date of grant, and the remaining 50 percent of these options to vest on December 31 of the year in which we attain adjusted pre-tax earnings per share of $7.10 or more, but not earlier than the fourth anniversary of the date of grant (in each case based upon our audited financial statements and subject to certain adjustments relating to the option expense we recorded under ASC 718 and to adjustment for certain extraordinary events). RSUs granted in 2023 were time-based and not based on the achievement of performance targets.
The following table summarizes the compensation paid to our directors for 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Jonathan A. Brassington	95,000	62,000	124,480	—	281,480
William M. Doran	92,500	62,000	124,480	348,004 (3)	626,984
Carl A. Guarino	112,500	62,000	124,480	—	298,980
Kathryn M. McCarthy	107,500	62,000	124,480	—	293,980
Stephanie D. Miller	21,875	103,755 (4)	245,905 (5)	—	371,535
Carmen V. Romeo	112,500	62,000	124,480	—	298,980
(1)Reflects the aggregate grant date fair value of RSUs as calculated in accordance with ASC 718. See Notes 1 and 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, our directors owned the following aggregate numbers of RSUs: Mr. Brassington, 1,766; Mr. Doran, 1,766; Mr. Guarino, 1,766; Ms. McCarthy, 1,766; Ms. Miller, 1,766 and Mr. Romeo, 1,766.
(2)Reflects the aggregate grant date fair value of options based upon the Black-Scholes option pricing model. The assumptions used in determining the amounts in this column are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, our directors owned options to purchase the following aggregate numbers of Shares: Mr. Brassington, 25,500; Mr. Doran, 95,500; Mr. Guarino, 105,500; Ms. McCarthy, 85,500; Ms. Miller, 15,500; and Mr. Romeo, 80,500.
(3)During 2023, Mr. Doran received trustee fees of $178,000 for serving as a trustee of approximately 13 mutual funds or trusts, each of which we either administered or sponsored. During 2023, Mr. Doran served as a director of SEI Investments Distribution Co., SEI Investments (Asia) Limited, SEI Investments (Europe) Ltd., SEI Global Nominee Ltd., SEI Investments Global Fund Services Limited, SEI Investments Global, Limited and SEI Alpha Strategy Portfolios, L.P. and received $14,166 per month pursuant to a consulting agreement with us.
(4)In connection with her appointment as a director on October 24, 2023, Ms. Miller was awarded a one-time on-boarding grant of 766 RSUs under our 2014 Omnibus Equity Compensation Plan. Ms. Miller also received a year-end annual RSU grant consistent with that awarded to our other directors.
(5)In connection with her appointment as a director on October 24, 2023, Ms. Miller was awarded a one-time on-boarding grant of options under our 2014 Omnibus Equity Compensation Plan to purchase 7,500 Shares at an exercise price of $54.51, all of which options remained outstanding at December 31, 2023. These options have a ten-year term, with 50 percent of these options to vest on December 31 of the year in which we attain adjusted pre-tax earnings per share of $5.00 or more, but not earlier than the second anniversary of the date of grant, and the remaining 50 percent of these options to vest on December 31 of the year in which we attain adjusted pre-tax earnings per share of $6.25 or more, but not earlier than the fourth anniversary of the date of grant (in each case based upon our audited financial statements and subject to certain adjustments relating to the option expense we recorded under ASC 718 and to adjustment for certain extraordinary events). Ms. Miller also received a year-end annual option grant consistent with that awarded to our other directors.
46 2024 Proxy Statement

Review, approval, or ratification of transactions with related persons
Our Board believes that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our Code of Conduct thus contains a provision regarding transactions with related persons that requires that our Audit Committee review and approve, before it is consummated, any “related person” transaction as defined in Item 404(a) of Regulation S-K to which a director or executive officer is, directly or indirectly, a party. A related person transaction is any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. No related person transaction will be executed without the approval or ratification of our Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.
Since January 1, 2023, there have been no related person transactions with any director or executive officer of the Company or any other related person, as defined in Rule 404 under Regulation S-K and none is proposed.
2024 Proxy Statement 47

Audit Committee report.
Notwithstanding anything to the contrary, this Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act except to the extent that we specifically incorporate this information by reference, and this information shall not be deemed filed under such Acts.

The Audit Committee of our Board currently is composed of five independent directors and operates under a written charter adopted by our Board that complies with the rules adopted by The NASDAQ Stock Market LLC. The Audit Committee reviews and reassesses the adequacy of its charter on an annual basis. A copy of the current Audit Committee Charter may be viewed on our website at seic.com under “Investor Relations > Corporate Governance.” The members of the Audit Committee are Mr. Romeo (Chair), Mr. Brassington, Mr. Guarino, Ms. McCarthy and Ms. Miller. The role of the Audit Committee is to assist our Board in its oversight of the quality and integrity of our financial reporting process. The Audit Committee also has sole authority, among other things, to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of our independent auditors. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
The Committee met six times in 2023 and held discussions with management and the independent auditors. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters that registered independent public accounting firms must communicate to audit committees under Public Company Accounting Oversight Board rules.
Our independent auditors also provided to the Audit Committee the written disclosures required by the Public Company Accounting Oversight Board’s independence rules, and the Audit Committee discussed with the independent auditing firm that firm’s independence.
Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission.
Audit Committee:
Carmen V. Romeo (Chair)
Jonathan A. Brassington
Carl A. Guarino
Kathryn M. McCarthy
Stephanie D. Miller

48 2024 Proxy Statement

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2024 Proxy Statement 49

Proposal 2
Advisory vote
on executive
compensation.

50 2024 Proxy Statement

Required vote and Board recommendation
Because your vote is advisory, it will not be binding upon us, the Board or the Compensation Committee. Our Board and our Compensation Committee value the opinions of our shareholders. To the extent that there is any significant vote against the compensation of our executive officers, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The Board believes that the compensation of our executive officers, as described in the CD&A and the tabular disclosures under the heading “Executive Compensation” is appropriate for the reasons stated above. Therefore, the Board unanimously recommends a vote FOR approval of the compensation for our named executive officers.

Our compensation philosophy is designed to align each executive’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate, and retain key executives who are crucial to our long-term success. Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) and other sections of this proxy statement regarding our compensation practices for named executive officers, which include discussions of the following:
•Members of the Compensation Committee of our Board are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program designs, practices, and amounts awarded to our executive officers.
•The Compensation Committee engaged and received advice from a third-party compensation consultant concerning the compensation of our Chief Executive Officer. It selected a peer group of companies, taking into account the compensation consultant’s recommendations, to compare to our Chief Executive Officer’s compensation.
•We have many compensation practices that ensure consistent leadership, decision-making and actions without taking inappropriate or unnecessary risks. The practices include:
•We have an incentive compensation repayment (“clawback”) policy;
•We have a stock ownership policy requiring executives to maintain a minimum value of ownership of our equity in accordance with the plan;

•With the exception of Mr. Hicke, as discussed earlier, we employ our named executive officers “at will” without severance agreements or employment contracts;
•We have a long-standing insider trading policy which, among other things, prevents executive officers from buying or selling put or call options or futures on our Shares;
•Our performance-based incentive programs include a balance of different measures for short-term and long-term programs; and
•Our executive officers’ compensation amounts are aligned with our financial performance and the overall implementation of our business strategies.
The Compensation Committee and the Board believe that these policies, procedures, and amounts are effective in implementing our compensation philosophy and in achieving its goals. This advisory shareholder vote, commonly known as “Say-on-Pay,” gives you as a Shareholder the opportunity to approve or not approve our executive compensation program and policies through the following resolution:
“Resolved, that the holders of Shares of the Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and disclosure.”

2024 Proxy Statement 51

Proposal 3 Approval of Adoption of 2024 Omnibus Equity Compensation Plan.
52 2024 Proxy Statement

Required vote and Board recommendation
We are asking our shareholders to approve a proposal to adopt the 2024 Omnibus Equity Compensation Plan (the “2024 Plan”) at our 2024 Annual Meeting. The Board adopted on April 2, 2024, subject to shareholder approval, the 2024 Plan upon recommendation of the Compensation Committee to encourage employees, non-employee directors, and consultants of the Company and its subsidiaries to promote our growth and performance and to further align their economic interests with those of our shareholders. If approved by our shareholders, the 2024 Plan will become effective as of the date of the shareholder approval (the “Effective Date”). Our Board of Directors unanimously recommends a vote FOR approval of our 2024 Omnibus Equity Compensation Plan.

The 2024 Plan is intended to replace our 2014 Omnibus Equity Compensation Plan (the “2014 Plan”), which will expire in accordance with its terms on May 20, 2024 (the “Expiration Date”). No additional grants will be made under the 2014 Plan following the Expiration Date. Outstanding grants under the 2014 Plan will continue in effect according to their terms.
If our shareholders do not approve the 2024 Plan, we will be unable to grant awards under the 2014 Plan following the Expiration Date. As of March 22, 2024, 8,732,679 Shares, were available for grant under the 2014 Plan.
Our Board is seeking shareholder approval of the 2024 Plan in order to (i) meet the NASDAQ listing requirements, (ii) allow incentive stock options awarded under the 2024 Plan to meet the requirements of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”), (iii) maintain a limit on annual compensation of non-employee directors, and (iv) conform to good corporate governance.

Why We Are Seeking Approval of the 2024 Plan
Equity incentive compensation plays a key role in the Company’s efforts to attract and retain key personnel essential to the Company’s long-term growth and financial success. We are asking our shareholders to approve the 2024 Plan to assist the Company in attracting, motivating, and retaining highly qualified employees, directors, and consultants by offering a competitive compensation program that is linked to the performance of our Shares.
Offering a broad-based equity compensation program is vital to attracting and retaining highly skilled people in the highly competitive fintech and asset management industry. We use equity awards to increase incentives on the part of employees, directors, and consultants who provide important services to the Company. We believe that providing an equity stake in the future success of our Company motivates these individuals to achieve our long-term business goals and to increase shareholder value. Their innovation and productivity are critical to our success. Accordingly, approving the 2024 Plan is in the best interest of our shareholders because equity awards help us to:

2024 Proxy Statement 53

•attract, motivate, and retain talented employees, non-employee directors, and consultants;
•align the interests of award recipients and shareholders; and
•link compensation with Company performance.
We strongly believe that approval of 2024 Plan will enable us to achieve our goals in attracting and retaining our most valuable asset: our employees and other service providers.
Without an appropriate reserve of Shares to grant competitive equity-based incentives, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain, and motivate the talent critical to our future successes. These cash replacement alternatives could, among other things, reduce the cash available for investment in growth and development and cause a loss of motivation by employees to achieve superior performance over a longer period of time. Equity-based incentives, by contrast, directly align a portion of the compensation of our service providers with the economic interests of our shareholders.
For that reason, the Company has structured the 2024 Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as stock options, stock awards, stock units, and stock appreciation rights, and implement competitive incentive compensation programs for its employees and other service providers. If the 2024 Plan is approved, it will be the only plan under which new equity awards may be granted to our employees and other service providers. If this Proposal 3 is not approved, then we would be at a disadvantage against our competitors for recruiting, retaining, and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.
How We Determined the Size and Terms of the 2024 Plan
If this Proposal 3 is approved by our shareholders, subject to adjustments as described below, the maximum aggregate number of Shares that may be issued under the 2024 Plan will be equal to (i) 6,500,000 Shares, plus (ii) the Shares reserved for issuance under the 2014 Plan that remain available for grant under the 2014 Plan as of the Expiration Date, and (iii) Shares underlying any outstanding awards granted under the 2014 Plan, as of the Expiration
Date, that expire or are terminated, surrendered, cancelled, or forfeited for any reason without issuance of such Shares after the Expiration Date.
When determining the number of Shares to be authorized for issuance under the 2024 Plan, the Board and Compensation Committee worked with management and outside legal counsel and considered a number of factors, including: 1) the analysis provided by Institutional Shareholder Services Corporate Solutions with respect to the 2024 Plan, 2) industry practices related to the adoption of equity-incentive plans, 3) applicable regulations related to the adoption of equity-incentive plans, 4) the Company’s past equity grant practices, 5) burn rate and a dilution analysis, and 6) the number of Shares projected to be needed for future awards.
Highlights of the 2024 Plan
•No Evergreen Provision. The 2024 Plan does not contain an “evergreen” Share reserve that will automatically increase the number of Shares authorized for issuance under the 2024 Plan.
•Limits on Grants to Non-Employee Directors. The 2024 Plan imposes an aggregate limit on the value of awards that may be granted, when aggregated with cash fees that may be paid, to each non-employee director for services as a non-employee member of the Board in any year to $800,000 in total value.
•Minimum Vesting Requirements. The 2024 Plan requires a one-year minimum vesting schedule for awards, except that, subject to adjustment, up to five percent of the Shares reserved for issuance are available for grant without regard to this requirement. This minimum vesting requirement does not apply to awards granted to non-employee directors on the date of an annual shareholders’ meeting, if such awards provide for vesting at the shareholders’ meeting immediately following the grant date (but in any event not less than 50 weeks following the date of grant).
•No Repricing of Stock Options or Stock Appreciation Rights. The 2024 Plan prohibits the repricing of stock options and stock appreciation rights without shareholder approval.
•No Liberal Change in Control Definition. The 2024 Plan provides that a Change in Control (as defined below) based on specified transactions does not occur until the transactions have been consummated. In addition, the threshold at which an acquisition by a single person or entity of Shares
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would trigger a Change in Control is 50% of our outstanding Shares.
•Grants Subject to Clawback. Grants under the 2024 Plan will be subject to any clawback provisions adopted by the Board or Compensation Committee from time to time, including the clawback policy that the Company adopted pursuant to requirements of the NASDAQ Stock Market LLC.
•Independent Committee Administration. The 2024 Plan will be administered by an independent committee of the Board.
•Fungible Share Reserve. The 2024 Plan maintains the “fungible” share counting practice of the 2014 Plan, where the authorized Share reserve is reduced by (i) three Shares for each Share issued or transferred pursuant to a full value award and (ii) by one Share for each Share that is issued or transferred pursuant to option grants and stock appreciation rights (“SARs”). Accordingly, the 2024 Plan maintains the requirement that full value awards be counted more heavily compared to appreciation awards.
Dilution Analysis
The table below shows our potential dilution levels based on Shares outstanding as of March 22, 2024, the new Shares requested for issuance under the 2024 Plan and our total equity awards outstanding as of March 22, 2024. The Board believes that the number of Shares requested under the 2024 Plan represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards.

Potential Overhang with 6,500,000 Requested Shares
Stock Options Outstanding as of March 22, 2024(1)	16,119,998
Weighted Average Exercise Price of Stock Options Outstanding as of March 22, 2024	$58.77
Weighted Average Remaining Term of Stock Options Outstanding as of March 22, 2024	6.3 years
Full Value Awards Outstanding as of March 22, 2024(2)	819,062
Total Equity Awards Outstanding as of March 22, 2024(3)	16,939,060
Shares Available for Grant under the 2014 Plan as of March 22, 2024	8,732,679
Shares Requested for the 2024 Plan	6,500,000
Total Potential Overhang under the 2024 Plan(4)	32,171,739
Shares of Common Stock Outstanding as of March 22, 2024	131,516,973
Fully Diluted Shares(5)	163,188,712
Potential Dilution of 6,500,000 Shares as a Percentage of Fully Diluted Shares	3.97%
1)"Stock Options” includes stock option awards that vest based upon the attainment of performance goals, as of March 22, 2024. Shares issued pursuant to Stock Options count as one Share against the pool of Shares reserved under the 2014 Plan and 2024 Plan.
2)“Full Value Awards” includes restricted stock unit awards granted under the 2014 Plan. Shares issued pursuant to Full Value Awards count as three Shares against the pool of Shares reserved under the 2014 Plan and the 2024 Plan.
3)“Total Equity Awards” represents the sum of outstanding Stock Options and outstanding Full Value Awards, in each case, as of March 22, 2024. No additional awards will be granted under the 2014 Plan following the Expiration Date.
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4)“Total Potential Overhang” includes the sum of the total number of equity awards outstanding as of March 22, 2024, the number of Shares available for grant under the 2014 Plan as of March 22, 2024, and the number of Shares requested for the 2024 Plan.
5)“Fully Diluted Shares” reflects the sum of the total number of Shares outstanding as of March 22, 2024, the total number of equity awards outstanding as of March 22, 2024, the number of Shares available for grant under the 2014 Plan as of March 22, 2024, and the number of additional Shares requested for grant under the 2024 Plan.
Burn Rate
In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our past Share usage (referred to as “burn rate”) each year and over time. The table below sets forth the following information regarding the awards granted under the 2014 Plan: (i) the burn rate for each of the last three calendar years and (ii) the average burn rate over the last three calendar years. The burn rate for a year has been calculated as follows: (1) all stock options and full value awards granted in the applicable year, divided by (2) the weighted average number of Shares outstanding for the applicable year.

Element	2023	2022	2021	3-Year Average
Stock Options Granted(1)	1,871,800	2,215,000	3,323,700	2,470,166
Full Value Awards Granted(2)	373,366	467,262	0	280,209
Weighted Average Shares of Common Stock Outstanding as of applicable fiscal year-end	132,593,460	136,071,382	141,215,621	136,626,821
Value Adjusted Burn Rate	1.69%	1.97%	2.35%	2.01%
1)Historically, Shares issued pursuant to Stock Options have counted as one Share against the pool of Shares reserved under the 2014 Plan.
2)Historically, Shares issued pursuant to Full Value Awards (which would include restricted stock unit awards, performance stock unit awards and restricted shares granted under the 2014 Plan) have counted as three Shares against the pool of Shares reserved under the 2014 Plan.
The burn rate means that we used an annual average of 2.01% of the weighted average Shares outstanding for awards granted or earned over the past three years.
Summary of Material Features of the 2024 Plan
The material terms of the 2024 Plan are summarized below. A copy of the full text of the 2024 Plan is attached to this Proxy Statement as Annex B. This summary of the 2024 Plan is not intended to be a complete description of the 2024 Plan and is qualified in its entirety by the actual text of the 2024 Plan to which reference is made.
General
The 2024 Plan authorizes a number of Shares for issuance equal to the sum of the following: (i) 6,500,000 Shares, plus (ii) the Shares reserved for issuance under the 2014 Plan that remain available for grant under the 2014 Plan as of the Expiration Date, and (iii) Shares underlying any outstanding awards granted under the 2014 Plan that, as of the Expiration Date, expire or are terminated, surrendered, cancelled, or forfeited for any reason without issuance of such Shares. Subject to adjustment (as described below), the maximum number of Shares that may be issued or transferred pursuant to incentive stock options within the meaning of Section 422 of the Code (“ISOs”) cannot exceed 15,232,679 Shares. Subject to adjustment, the maximum aggregate grant date value of Shares subject to award granted to non-employee directors of the Company during any calendar year, taken together with any cash fees earned by such non-employee director for services rendered during the calendar year, cannot exceed $800,000 in total value.
Shares that are issued or transferred pursuant to a stock unit, stock award or other stock-based award
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granted under the 2024 Plan (other than an ISO, nonqualified stock option (“NQSO”) or SAR) will count as three Shares for every one Share granted (i.e., on a 1:3 ratio). Shares that are issued or transferred pursuant to any other award under the 2024 Plan (other than a grant paid in cash), will count as one Share for every one Share granted (i.e., on a 1:1 ratio). If and to the extent stock options and SARs granted under the Plan (including stock options granted under the 2014 Plan) terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, other stock-based awards are forfeited, terminated or otherwise not paid in full, the Shares subject to such awards will become available again for purposes of the 2024 Plan taking into the account the ratios described above. Shares withheld or surrendered in payment of the exercise price of a stock option (or an option granted under the 2014 Plan) and Shares withheld or surrendered for payment of taxes with respect to grants under the 2024 Plan (or under the 2014 Plan) will also be available for re-issuance under the 2024 Plan. If SARs are granted and subsequently exercised, only the net number of Shares subject to the SARs will be considered issued or transferred under the 2024 Plan, taking into account the net number of Shares issued or transferred on settlement. To the extent any grants are paid in cash, and not in Shares, any Shares previously subject to such grants will again be available for issuance or transfer under the 2024 Plan.
The number of Shares available under the 2024 Plan will not be reduced by the Shares that are issued or transferred under awards made pursuant to an assumption, substitution, or exchange for previously granted awards of a company acquired by the Company in a transaction. Additionally, subject to applicable stock exchange and Code requirements, shares available under an acquired company’s shareholder approved plan, as adjusted, may be used by the Company for grants of awards under the 2024 Plan, and they will not reduce the 2024 Plan’s Share reserve. Grants using such available shares cannot be made after the date grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and can only be made to individuals who were not employees or directors prior to such acquisition or combination. Substitute grants issued in connection with the assumption of, or in substitution for, outstanding options intended be ISOs will be counted against the aggregate number of Shares available for the grant as ISOs under the 2024 Plan.
Administration
The 2024 Plan will be administered and interpreted by the Compensation Committee. Ministerial functions may be performed by an administrative committee of our employees appointed by the Compensation Committee.
The Compensation Committee has the authority to (i) determine the individuals to whom grants will be made under the 2024 Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below and (v) deal with any other matters arising under the 2024 Plan.
Subject to applicable law and stock exchange requirements, the Compensation Committee may delegate all or part of its authority to the Company’s chief executive officer, with respect to grants to employees or consultants who are not executive officers or directors subject to the requirements of Section 16 of the Exchange Act.
Eligibility for Participation
All of our employees, non-employee directors and consultants who perform services for us and our subsidiaries are eligible to receive grants under the 2024 Plan. As of March 22, 2024, approximately 5,050 employees, approximately 2,850 consultants, and 6 non-employee directors are eligible to receive grants under the 2024 Plan. The Compensation Committee is authorized to select the persons to receive grants from among those eligible and will determine the number of Shares that are subject to each grant.
Vesting
Generally, grants made under the 2024 Plan will include vesting schedules that provide that no portion of the grants will vest earlier than one year from the date of grant. Awards to non-employee directors are deemed to satisfy this requirement if the grant is made on the date of the Company’s annual shareholder meeting and vests on the date of the annual meeting immediately following the date of grant (but not less than 50 weeks following the date of grant). Additionally, subject to adjustment, up to five percent of the Shares authorized under the 2024 Plan may be granted without regard to this one-year minimum vesting requirement.
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Types of Awards
The 2024 Plan provides that grants may be made in any of the following forms:
•ISOs
•NQSO
•Stock units
•Stock awards
•SARs
•Other stock-based awards
•Performance-based awards
Stock Options
The Compensation Committee may grant options intended to qualify as ISOs or “nonqualified stock options” that are not intended to so qualify (e.g., NQSOs) or any combination of ISOs and NQSOs. Anyone eligible to participate in the 2024 Plan may receive a grant of NQSOs. Only our employees and employees of our subsidiaries may receive a grant of ISOs.
The Compensation Committee will set the exercise price per Share for stock options on the date of grant. The exercise price of stock options granted under the 2024 Plan will not be less than the fair market value of our Shares on the date of grant. In the case of a grantee of an ISO who holds more than 10% of the total combined voting power of all classes of our outstanding stock, the exercise price per Share of an ISO granted to such person must be at least 110% of the fair market value of our Shares on the date of grant. To the extent that the aggregate fair market value of our Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs
The Compensation Committee will determine the term of each option which will not exceed 10 years from the date of grant. If the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant. If the exercise of a NQSO is prohibited on the last day of the option’s term by applicable law (including, for example, a prohibition on purchases or sales of our Shares under the Company’s insider trader policy), the term of the NQSO will be extended for 30 days following the end of the legal prohibition, unless the Compensation Committee determines otherwise.
Subject to the minimum vesting requirement described above, the Compensation Committee will determine the terms and conditions of options, including when they become exercisable and whether the options are subject to performance goals. Such terms and conditions will be set forth in the applicable grant instrument. The Compensation Committee may accelerate the exercisability of any options for any reason at any time. Except as provided in the grant instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while a grantee is actively employed by or actively providing service to us or our subsidiaries or during an applicable period after termination of employment or service (which will not include those actively employed or actively providing services to us or our subsidiaries during any paid notice or severance period).
A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash or by check, (ii) in certain circumstances as permitted by the Compensation Committee, by the surrender of Shares with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Compensation Committee, by surrender of the vested portion of the option to us for an appreciation distribution payable in Shares with a fair market value at the time of the option surrender equal to the dollar amount by which the then fair market value of the Shares subject to the surrendered portion exceeds the aggregate exercise price, or (v) by another method approved by the Compensation Committee.
Stock Awards
The Compensation Committee may grant stock awards to anyone eligible to participate in the 2024 Plan. The Compensation Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria, including the achievement of specific performance goals, as the Compensation Committee determines.
The Compensation Committee will determine the number of Shares subject to the grant of stock awards and the other terms and conditions of the grant
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including whether the grantee will have the right to vote Shares and to receive dividends paid on such Shares during the restriction period. Any dividends granted in connection with stock awards will be withheld until any restrictions applicable to the stock awards lapse. Dividends granted in connection with stock awards will vest and be paid if and to the extent the underlying grant vests and is paid. Unless the Compensation Committee determines otherwise, all unvested stock awards are forfeited if the grantee’s employment or service is terminated for any reason.
Stock Units
The Compensation Committee may grant stock units to anyone eligible to participate in the 2024 Plan. Each stock unit provides the grantee with the right to receive a Share or an amount based on the value of a Share at a future date. The Compensation Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.
Subject to the minimum vesting requirement described above, stock units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes payable, it will be paid to the grantee in cash, in Shares, or in a combination of cash and Shares, as determined by the Compensation Committee. All unvested stock units are forfeited if the grantee’s employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.
The Compensation Committee may grant dividend equivalents in connection with grants of stock units made under the 2024 Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the Shares underlying a grant while the grant is outstanding. The Compensation Committee will determine whether dividend equivalents will be paid as and when the underlying stock units are payable or whether they will be deferred. Dividend equivalents may be paid in cash, in Shares or in a combination of the two, as determined by the Compensation Committee. The terms and conditions of dividend equivalents will be determined by the Compensation Committee. Any dividend equivalents granted in connection with stock unit awards will vest and be paid only if and to the extent the underlying grant vests and is paid.
SARs
The Compensation Committee may grant SARs to anyone eligible to participate in the 2024 Plan. SARs may be granted in connection with, or independently of, any options granted under the 2024 Plan. Upon exercise of a SAR, the grantee will be paid an amount equal to the excess of the fair market value of our Shares on the date of exercise over the base amount for the SAR. Such payment to the grantee will be in cash, in Shares, or in a combination of cash and Shares, as determined by the Compensation Committee. The Compensation Committee will determine the term of each SAR, which will not exceed 10 years from the date of grant.
The base amount of each SAR will be determined by the Compensation Committee and will be equal to the per-Share exercise price of the related option or, if there is no related option, an amount that is equal to or greater than the fair market value of our Shares on the date the SAR is granted. The Compensation Committee will determine the terms and conditions of SARs, including when they become exercisable and whether they are subject to the achievement of performance goals. The Compensation Committee may accelerate the exercisability of any SARs at any time for any reason.
Other Stock-Based Awards
The Compensation Committee may grant other stock-based awards, which are grants other than options, SARs, stock units, and stock awards. The Compensation Committee may grant other stock-based awards to anyone eligible to participate in the 2024 Plan. These grants will be based on or measured by Shares, and will be payable in cash, in Shares, or in a combination of cash and Shares. The terms and conditions for other stock-based awards will be determined by the Compensation Committee.
Performance-Based Awards
The Compensation Committee may grant any awards subject to performance-based vesting conditions. For grants subject to performance-based goals, the Compensation Committee may establish the applicable performance goals, the period during which such goals will be measured, the maximum amount that may be paid upon the achievement of the performance goals, and any other terms and conditions. The Compensation Committee has discretion to establish the applicable performance goals, which may include any one or more of the following: earnings or earnings growth (including but not limited to earnings per share or net income);
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economic profit; shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; regulatory compliance; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of asset quality objectives; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management; efficiency ratio; non-interest income to total revenue ratio; net interest margin; credit quality measures (including non-performing asset ratio, net charge-off ratio, and reserve coverage of non-performing loans); net operating profit; loan growth; deposit growth; non-interest income growth; market share; productivity ratios; achievement of risk management objectives; strategic goals or objectives (including objectives related to qualitative or quantitative environmental, social, and governance metrics); any other applicable criteria determined by the Compensation Committee.
Performance goals may also be particular to an employee or the division, department, branch, line of business, subsidiary or other unit in which the employee works, or may be based on attaining a specified absolute or relative level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison peer group, all as determined by the Compensation Committee.
Deferrals
The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the grantee in connection with any grants under the 2024 Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals, which may provide for interest or other earnings to be paid on such deferrals and will be consistent with the requirements of Section 409A of the Code.
Adjustment Provisions
In connection with stock splits, stock dividends, spinoff, recapitalizations, and certain other corporate transactions affecting the number or kinds of Shares outstanding, the Compensation Committee will equitably adjust, in a manner that the Compensation Committee deems appropriate: (i) the maximum number and kind of Shares available for issuance or transfer under the 2024 Plan, (ii) the maximum number and kind of Shares that any individual may be granted in any year, (iii) the number and kind of Shares covered by outstanding grants, (iv) the number and kind of Shares issued or transferred or to be issued or transferred under the 2024 Plan, and (v) the price per Share or applicable market value of any outstanding grants. Any fractional Shares resulting from such adjustment will be eliminated. In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and criteria included in grants in recognition of unusual and nonrecurring events that affect the Company, any subsidiary or any business unit (including those events affecting the financial statements of the Company or any subsidiary) or in response to changes in applicable laws, regulations, or accounting principles.
In the event of a Change of Control, the provisions applicable to a Change in Control will apply. Any adjustments to outstanding grants will be consistent with Sections 409A and 422 of the Code, to the extent applicable. Subject to the restrictions on repricing described below, adjustments to grants will include the adjustment of Shares, exercise price of options, base amount of SARs, any applicable performance goals, and other terms or conditions as the Compensation Committee determines to be appropriate.
Change of Control
In the event of a Change of Control where the Company is not the surviving entity (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding grants that are not exercised, unvested, or paid at the time of the Change of Control will be assumed by or replaced with grants with respect to equity securities of the surviving entity (or a parent of subsidiary of such entity) that have substantially equivalent terms (including the same vesting terms) as the replaced or assumed awards of the Company.
Unless otherwise set forth in the grant instrument, during the period commencing on the date of the Change of Control and ending on the date that is 24 months following the Change of Control, if a participant’s employment or service with the Company is terminated (i) by us or one of our subsidiaries without cause, (ii) by the participant for good reason, or (iii) by us or one of our subsidiaries due to the participant’s death or disability, then all outstanding stock options and SARs will vest and become exercisable and all other outstanding grants will vest and all restrictions pertaining to such other grants will lapse and have no further effect. For the
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purpose of applying these rules to an award that vests based on the attainment of performance goals, the award will vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Compensation Committee may determine. To the extent stock options or SARs vest and become exercisable in accordance with these terms, they will remain exercisable for 12 months following the participant’s termination of employment or service with us.
In the event of a Change of Control, if any outstanding grants are not assumed by or replaced with grants of the surviving entity having substantially comparable terms, the Compensation Committee may (but is not obligated to) take any of the following actions (or combination thereof) with respect to the outstanding grants, without the consent of the participant:
•determine that outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, other stock-based awards and dividend equivalents will immediately lapse;
•determine that participants will receive a payment in settlement of stock units, other stock-based awards and dividend equivalents in an amount and form determined by the Compensation Committee;
•require that participants surrender their outstanding options and SARs in exchange for a payment by the Company, in cash or Shares, as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the fair market value of the Shares subject to the unexercised grant exceeds the exercise price or base amount, as applicable; and
•after giving participants an opportunity to exercise all of their outstanding options and SARs, the Compensation Committee may terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate.
Any surrender, termination or payment with respect to the outstanding grants will occur on the date of the Change of Control or such other date as the Compensation Committee specifies. In the event that the fair market value of our Shares does not exceed the exercise price of base amount of the outstanding options and SARs, respectively, the Company is not required to make any payment to participants upon the surrender of such options and SARs.
In general terms, a “Change of Control” for purposes of the 2024 Plan occurs when:
•the acquisition by any person of 50% or more of the voting power of the then outstanding securities of the Company (subject to certain excepted transactions set forth in the 2024 Plan);
•the consummation of a merger or consolidation of the Company, and as a result, less than 50% of votes to which shareholders of the surviving corporation would be entitled in the election of directors are held by persons who were shareholders of the Company immediately before the merger or consolidation;
•a sale or disposition of all or substantially all of the assets of the Company;
•a liquidation or dissolution of the Company; or
•after the Effective Date, directors are elected to the Board, such that a majority of the Board will have been members for less than one year, unless their election or nomination was approved by at least two-thirds of the directors then still in office at the beginning of the one-year period.
For any grants subject to the requirements of Section 409A (discussed below) that will become payable on a Change of Control, the transaction constituting a Change of Control must also constitute a change of control even for purposes of Section 409A.
Transferability of Grants
Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution. The Compensation Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to their family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Compensation Committee may determine.
Participants Outside of the United States
If any individual who receives a grant under the 2024 Plan is subject to taxation in a country other than the United States, the Compensation Committee may make the grant on such terms and conditions as the Compensation Committee deems appropriate to comply with the laws of the applicable country.
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No Repricing of Options
Except in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended to reduce the exercise price or base amount of options or SARs, respectively, or cancel such options or SARs in exchange for cash or other awards of options or SARs with an exercise price or base amount that is less than the exercise price or base amount of the original options or SARs, without prior shareholder approval.
Clawback Policy
All grants made under the 2024 Plan are subject to (i) any applicable share trading policies and other policies approved or implemented by the Board or Compensation Committee from time to time and (ii) any applicable clawback policies approved by the Board or Compensation Committee from time to time, including the clawback policy required to be implemented by the NASDAQ Stock Market LLC, whether approved before or after the date of grant of an award.
Subject to applicable law, (a) grants are not considered earned, and the eligibility requirements with respect to grants are not considered met, until all requirements of the 2024 Plan, the applicable grant instrument, and any clawback policy are met and (b) we may offset amounts payable under the 2024 Plan in the event that a participant has an outstanding clawback, recoupment, or forfeiture obligation to the Company.
Withholding
All grants under the 2024 Plan will be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company may require participants receiving or exercising grants pay to the Company the amount sufficient to satisfy any tax withholding requirements with respect to such awards, or the Company may deduct from wages paid by the Company the amount of any withholding due with respect to such grants, or the Company may take any other action that the Compensation Committee deems advisable to enable the Company to satisfy withholding and other tax obligations relating to any grant.
The Compensation Committee may permit tax withholding obligations to be satisfied by retaining Shares up to an amount that does not exceed the applicable tax rate for federal (including FICA), state and local tax liabilities (which, unless otherwise determined by the Compensation Committee, will be at the minimum rate).
Amendment and Termination of the 2024 Plan
The 2024 Plan will become effective upon the approval of the shareholders at the Annual Meeting, and it will terminate on the day immediately preceding the tenth anniversary of the Effective Date, unless earlier terminated by the Board or extended with by the Board with shareholder approval. The amendment or termination of the 2024 Plan after a grant has been made cannot materially impair the rights of a participant after the date of grant without the participant’s consent. The termination of the 2024 Plan will not impair the Compensation Committee’s authority with respect to outstanding grants, and regardless of whether the 2024 Plan has been terminated, grants may be amended or terminated consistent with the 2024 Plan and to comply with applicable law.
The Board may amend or terminate the 2024 Plan at any time. However, the Board cannot amend the 2024 Plan without shareholder approval if such approval is required under the Code, applicable laws or stock exchange requirements. The Board may amend the 2024 Plan in a manner that it deems appropriate in the event of changes to applicable law or regulation.
New Plan Benefits
Grants under the 2024 Plan are discretionary, so it is currently not possible to predict the number of Shares that will be granted or who will receive grants under the 2024 Plan after the Annual Meeting. No awards have been previously granted that are contingent on the approval of the 2024 Plan.
The last reported sale price of a Share on March 28, 2024, was $72.13 per Share.
Federal Income Tax Consequences of the 2024 Plan
The following is a summary of certain federal income tax consequences of awards under the 2024 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.
Options
An optionee generally will not recognize taxable income upon the grant of a NQSO. Rather, at the time of exercise of the NQSO, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the Shares purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any Shares received upon the
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exercise of a NQSO will be the fair market value of the Shares on the date of exercise, and if the Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the optionee) depending upon the length of time such Shares were held by the optionee.
ISOs are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An ISO must have an option price that is not less than the fair market value of the stock at the time the option is granted and must be exercisable within 10 years from the date of grant. An employee granted an ISO generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an ISO, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the Shares acquired on exercise of an ISO are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the Shares acquired on exercise of an ISO are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.
Stock Awards
A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the Shares at the time the Shares are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the Shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the restricted stock before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the Shares of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such Shares of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the Shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Stock Units
In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Stock Appreciation Rights
A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any Shares received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any Shares received upon exercise of a SAR will be the fair market value of the Shares on the date of exercise, and if the Shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such Shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the Shares are a capital asset of the participant) depending upon the length of time such Shares were held by the participant.
Other Stock-Based Awards
With respect to other stock-based awards granted under the 2024 Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any Shares or other property received will be ordinary
2024 Proxy Statement 63

income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.
Impact of Section 409A
Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Grants under the 2024 Plan are intended to be exempt from the requirements of Section 409A of the Code or to satisfy its requirements. An award that is subject to Section 409A of the Code and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.
Section 162(m) of the Code
Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all named executive officers. While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.
Required Vote and Board Recommendation
The affirmative vote of a majority of the outstanding Shares present through virtual attendance or by proxy at the Annual Meeting and entitled to vote on the proposal is required for the approval of this Proposal 3. Shareholders may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting. Abstentions will have the effect of a vote “AGAINST” this proposal. Broker non-votes, if any, will be disregarded and will have no effect on the outcome of the vote for this proposal.

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2024 Proxy Statement 65

Proposal 4
Ratification of
appointment of
independent
registered public
accountants.

66 2024 Proxy Statement

Required vote and Board recommendation
The affirmative vote of a majority of the votes cast at our 2024 Annual Meeting by the holders of the outstanding Shares is required for the ratification of this appointment. Our Board unanimously recommends that Shareholders vote FOR approval of this proposal.

The Audit Committee of our Board has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2024. The Audit Committee and the Board seek to have the Shareholders ratify such an appointment of KPMG by the Audit Committee. We note, however, that consistent with the requirements of the Sarbanes-Oxley Act of 2002, our Audit Committee has

ultimate authority with respect to the selection of our independent registered public accountants. Accordingly, if Shareholders do not ratify the appointment of KPMG, our Audit Committee will take that into account in considering whether to continue to retain KPMG. Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Principal accounting fees and services
The following is a summary of the fees KPMG billed to us for professional services rendered for the fiscal years ended December 31, 2023 and December 31, 2022, respectively:

Fee Category	2023	2022
Audit Fees (1)	$6,400,314	$5,684,843
Audit-related Fees (2)	2,019,166	1,653,844
Tax Fees (3)	81,568	332,212
All Other Fees	177,367	3,800
	$8,678,415	$7,674,699

(1)Audit fees for the years ended December 31, 2023 and 2022, respectively, were for professional services rendered for the audits and interim quarterly reviews of our consolidated financial statements and other statutory and subsidiary audits. Audit fees for the year ended December 31, 2023 and 2022 also include fees billed by KPMG for audits of our various Collective Trust Funds. These fees were paid by the various funds.
(2)Audit-related fees for the year ended December 31, 2023 and 2022, respectively, were for attestation services, internal control reviews and other audit-related services.
(3)Tax fees for the years ended December 31, 2023 and 2022, respectively, were for tax compliance and due diligence services, including the review or preparation of foreign tax returns, and general tax planning services.

2024 Proxy Statement 67

Policy on Audit Committee
pre-approval of audit and permissible non-audit services of independent registered public accountants
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of the retention of the independent auditors for the performance of all audits and lawfully permitted non- audit services and regarding pre-approval of the fees for such services. On an ongoing basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors to provide these services, as well as certain fee levels for these services. All of the fees described in the table above were approved by the Audit Committee. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services as compared to the pre-approved fee levels.
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Other important information.
As of the date of this Proxy Statement, management knows of no other matters to be presented for action at our 2024 Annual Meeting. However, if any further business should properly come before our 2024 Annual Meeting, the persons named as proxies will vote on such business in accordance with their best judgment.
Sustainability practices
These practices benefit the environment by minimizing the use of paper and printing and lower our costs.
Request electronic access to proxy materials and annual reports
If you receive your proxy materials by mail, we encourage you to elect electronic delivery. If you do, you will receive an email with links to access the Proxy Statement and Annual Report on the Internet. If you are a beneficial shareholder, please contact your broker, bank, or nominee to request electronic access to proxy materials. If your shares are registered in your name, please access www.proxyvote.com to vote. You will have the option to enroll in electronic delivery immediately after casting your vote.
Reduce duplicate mailings
We deliver a single Proxy Statement and Annual Report, along with individual proxy cards, to shareholders who have not enrolled in electronic delivery and share the same address, unless we have received contrary instructions. This practice is known as “householding.” To discontinue householding and receive separate copies of proxy materials, beneficial shareholders should contact their broker, bank, or nominee where their account is held, and registered shareholders should contact their account holder or our transfer agent, Equiniti Trust Company, LLC, by phone at (800) 937-5449 or by email at help@equiniti.com.
Access available information about us
We publish our earnings releases on our website at seic.com/investor-relations, as well as make available to shareholders the opportunity to listen to our quarterly earning calls. Our website also provides free-of-charge access to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such materials are filed with the Securities and Exchange Commission (SEC). Our website and our filings made with the SEC are not part of this Proxy Statement. References to our website address in this Proxy Statement are intended to be inactive textual references only.
Delinquent Section 16(a) reports
Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and any written representations that no Form 5 was required from the individuals required to file the reports that we have received, as well as reviewed Forms 3, 4 and 5 filed with the SEC. Based on this review, we believe that during the year ended December 31, 2023, each of our directors and executive officers and beneficial owners of more than 10% of any class of our equity securities timely complied with applicable reporting requirements for transactions in our equity securities, except for certain reports that were filed late, as follows: Ms. Blumenstein – one late Form 4 relating
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to a total of fourteen transactions; Mr. Brassington – one late Form 3 and one late Form 4 relating to a total of five transactions; Mr. Doran – two late Form 4s relating to a total of five transactions; Mr. Guarino – one late Form 4 relating to a total of three transactions; Mr. Hicke – one Form 3 amendment; Mr. McCabe – one late Form 3; Ms. McCarthy – one late Form 4 relating to a total of three transactions; Mr. McGonigle – two late Form 4s relating to a total of four transactions; Mr. Peterson – one late Form 4 relating to a total of three transactions; Mr. Romeo – one late Form 4 relating to a total of three transactions; Mr. Sharma – one late Form 3 and one late Form 4 relating to a total of five transactions; Mr. West – two late Form 4s relating to a total of four transactions; and Mr. Withrow – two late Form 4s relating to a total of five transactions.
Solicitation of proxies
The accompanying proxy card is solicited on behalf of our Board. Following the original mailing of the proxy materials, proxies may be solicited personally by our officers and employees, who will not receive additional compensation for these services. We will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial shareholders.
Nominations and proposals by shareholders for our 2025 Annual Meeting
Proposals that Shareholders wish to have considered for possible inclusion in our Proxy Statement for the 2025 Annual Meeting must be received by our Secretary at our principal offices (One Freedom Valley Drive, Oaks, PA 19456-1100) no later than December 16, 2024. If you wish to submit a proposal for a vote or to nominate a candidate for election as director at the 2025 Annual Meeting (but not seek inclusion of the proposal or nomination in our Proxy Statement), we must receive your proposal or nomination, in accordance with our Bylaws, on or before February 28, 2025, but not before January 29, 2025. Shareholders who submit nominations for director and who intend to solicit proxies in support of their nominees must include in their submission all information required by Rule 14a-19 under the Exchange Act.
Additional information
We will provide without charge to any person from whom a proxy is solicited by our Board, upon the written request of such person, a copy of our 2023 Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Exchange Act. Any such requests should be directed to Michael Peterson, General Counsel, at our principal offices at 1 Freedom Valley Drive, Oaks, PA 19456-1100, phone: (610) 676-1000.
Forward-looking statements
This proxy statement contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as ‘‘may,’’ ‘‘will,’’ ‘‘expect,’’ ‘‘believe’’ and ‘‘continue,’’ or ‘‘appear.’’ Our forward-looking statements include our current expectations as to our growth, strategies and the opportunities for our success. You should not place undue reliance on our forward-looking statements, as they are based on the current beliefs and expectations of our management and subject to significant risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe the assumptions upon which we base our forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in our forward-looking statements can be found in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2023, ﬁled with the Securities and Exchange Commission.
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Annex A
SEI INVESTMENTS COMPANY
Reconciliation of GAAP to Non-GAAP Measure
The Adjusted Pre-Tax Earnings Per Share results reflected in the “Pay Versus Performance” section of this Proxy Statement is a non-GAAP financial measure. This non-GAAP financial measure should be viewed in addition to, and not as a substitute for, reported results prepared in accordance with GAAP. Please refer to the Company's annual reports on Form 10-K for terms not defined herein.
The Compensation Committee utilizes this non-GAAP measure when determining whether vesting targets for outstanding stock options have been met. This non-GAAP measure is adjusted to exclude the impact of certain costs, expenses, and revenue, the exclusion of which the Compensation Committee believes provides an understanding of the results of the primary operations of the Company’s businesses and enhances comparability across fiscal reporting periods. Neither the Compensation Committee nor management utilize Adjusted Pre-Tax Earnings Per Share for the compensation processes related to the Company’s employees or any other purpose.
The following table reconciles financial results reported in accordance with generally accepted accounting principles (GAAP) to the non-GAAP financial measure presented in this Proxy Statement.
Reconciliation of Diluted Earnings Per Share to Adjusted Pre-Tax Earnings Per Share

Year	2020	2021	2022	2023
Diluted Earnings Per Share
Diluted earnings per share (GAAP)	$3.00	$3.81	$3.46	$3.46
Adjustments:
Income tax expense	0.81	1.03	0.97	0.99
Stock-based compensation expense associated with stock options in accordance with ASC 718	0.18	0.28	0.27	0.16
One-time early termination fee revenue recorded during first quarter 2022	—	—	(0.64)	—
Severance costs and expense associated with voluntary separation program and severance arrangements with departing senior executives	—	—	0.41	—
Adjusted Pre-Tax Earnings Per Share (Non-GAAP)	$3.99	$5.12	$4.48	$4.61

2024 Proxy Statement 71

Annex B
SEI INVESTMENTS COMPANY
2024 Omnibus equity compensation plan
1.Purpose
Effective as of the Effective Date, the SEI Investments Company 2024 Omnibus Equity Compensation Plan (the “Plan”) is hereby established as a successor to the SEI Investments Company 2014 Omnibus Equity Compensation Plan (the “2014 Plan”). No additional grants shall be made after the Effective Date under the 2014 Plan. Shares of Company Stock authorized under the 2014 Plan but not subject to awards that have been granted prior to or as of the Effective Date shall be available for issuance or transfer under this Plan. Outstanding grants under the 2014 Plan shall continue in effect according to their terms as in effect before the Effective Date (subject to such amendments as the Committee determines, consistent with the 2014 Plan, as applicable), and the shares with respect to outstanding grants under the 2014 Plan shall not be issued or transferred under this Plan.
The purpose of the Plan is to provide designated (i) Employees of the Company and its subsidiaries, (ii) Non-Employee Directors and (iii) Consultants who perform services for the Company and its subsidiaries with the opportunity to receive grants of Options, Stock Units, Stock Awards, SARs and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the Participants with those of the shareholders.
All capitalized terms shall be as defined in Section 2 below.
2.Definitions
Whenever used in this Plan, the following terms will have the respective meanings set forth below:
(a)“Board” means the Company’s Board of Directors.
(b)“Cause” has the meaning set forth in a written employment, severance or other agreement or plan between the Participant and the Employer or, if there is no such agreement or plan or no such definition, Cause means (i) an act of material dishonesty by the Participant in connection with the Participant’s responsibilities as an Employee, Non-Employee Director, or Consultant, (ii) the Participant’s conviction of, or plea of nolo contendere to, a felony, (iii) the Participant’s gross misconduct in connection with the Participant’s responsibilities as an Employee, Non-Employee Director, or Consultant, (iv) fraud, embezzlement, or misappropriation of any amounts of money or assets or property of the Company, (v) the Participant’s violation of the written policies or procedures of the Company or a subsidiary, as applicable; or (vi) the Participant’s continued failure to perform his or her responsibilities as an Employee, Non-Employee Director, or Consultant after the Participant has received a written demand for such performance.
(c)“Change of Control” shall be deemed to have occurred if:
(i)any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors;
(ii)the consummation of (1) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving
72 2024 Proxy Statement

corporation would be entitled in the election of directors, (2) a sale or other disposition of all or substantially all of the assets of the Company, or (3) a liquidation or dissolution of the Company; or
(iii)after the Effective Date, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than one year, unless the election or nomination for election of each new director who was not a director at the beginning of such one-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
Notwithstanding the foregoing, for any Grants subject to the requirements of section 409A of the Code that will become payable on a Change of Control, the transaction constituting a “Change of Control” must also constitute a “change in control event” for purposes of section 409A(a)(2)(A)(v) of the Code.
(d)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(e)“Committee” means the Compensation Committee of the Board. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Grants granted under the Plan to qualify under Rule 16b-3 of the Exchange Act, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act.
(f)“Company” means SEI Investments Company and any successor corporation.
(g)“Company Stock” means the common stock of the Company, par value $0.01 per share.
(h)“Consultants” means any consultant or advisor who performs bona fide services for the Employer; provided that the consultant or advisor renders bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the consultant or advisor does not directly or indirectly promote or maintain a market for the Company’s securities.
(i)“Disability” or “Disabled” means the Participant has been determined to be eligible to receive long-term disability benefits under the Company’s long-term disability plan, or if no such plan is applicable to the participant, the term shall mean the Participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code.
(j)“Dividend Equivalent” means an amount calculated with respect to a Stock Unit, which is determined by multiplying the number of shares of Company Stock subject to the Stock Unit by the per-share cash dividend, or the per-share Fair Market Value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock. If interest is credited on accumulated dividend equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(k)“Effective Date” means the date the Plan is approved by the Company’s shareholders.
(l)“Employee” means an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(m)“Employer” means the Company and each of its subsidiaries that acts as the employer or service recipient for a Participant.
(n)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(o)“Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.
(p)“Fair Market Value” of Company Stock means (i) if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock during regular trading hours on the relevant date or (if there were no trades on that date) the last reported sale price of Company Stock during regular trading hours on the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee.
(q)“Full Value Award” means a Grant other than an Option or SAR, which is settled by the issuance of Company Stock.
(r)“Good Reason” has the meaning set forth in a written employment, severance or other agreement or plan between the Participant and the Employer or, if there is no such agreement or plan or no such definition, means, the occurrence of one or more of
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the following, without Participant’s consent: (i) a material diminution of the Participant’s authority, duties or responsibilities; or (ii) a material diminution in the Participant’s base compensation or annual bonus opportunity of more than 10% (other than an across the board reduction to similarly situated employees). The Participant must provide written notice of termination for Good Reason to the Employer that employs the Participant within 30 days after the event constituting Good Reason. The Employer shall have a period of 30 days in which it may correct the act or failure to act that constitutes the grounds for Good Reason as set forth in the Participant’s notice of termination. If the Employer does not correct the act or failure to act, the Participant must terminate his or her employment for Good Reason within 30 days after the end of the cure period, in order for the termination to be considered a Good Reason termination.
(s)“Grant” means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.
(t)“Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.
(u)“Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.
(v)“Non-Employee Director” means a member of the Board who is not an Employee.
(w)“Nonqualified Stock Option” means an Option that is not intended to meet the requirements of section 422 of the Code.
(x)“Option” means an Incentive Stock Option or Nonqualified Stock Option, as described in Section 7.
(y)“Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award or SAR), as described in Section 11.
(z)“Participant” means an Employee, Non-Employee Director or Consultant designated by the Committee to receive a Grant under the Plan.
(aa)“Prior Plan Expiration Date” means May 20, 2024, the day on which the 2014 Plan expires.
(bb)    “SAR” means an award of a stock appreciation right, as described in Section 10.
(cc)    “Stock Award” means an award of Company Stock as described in Section 9.
(dd)    “Stock Unit” means an award of a contractual right to receive one or more shares of Company Stock, cash or combination thereof, as described in Section 8, and denominated in a number of shares of Company Stock specified in a Grant Agreement.
(ee)    “Substitute Grants” means shares issued or transferred under Grants made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction.
3.Administration
(a)Committee. Subject to Section 3(b), the Plan shall be administered and interpreted by the Committee. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.
(b)Delegation to CEO. Subject to compliance with applicable law and applicable stock exchange requirements, the Committee may delegate all or part of its authority and power to the Company’s Chief Executive Officer (“CEO”), as it deems appropriate, with respect to Grants to Employees or Consultants who are not executive officers or directors subject to the requirements of section 16 of the Exchange Act.
(c)Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
(d)Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be
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conclusive and binding on all persons having any interest in the Plan or in any Grant awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.
4.Grants
(a)Terms of Grants. Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10 and Other Stock-Based Awards as described in Section 11. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement or an amendment to the Grant Agreement. Grants under a particular Section of the Plan need not be uniform as among the Participants. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant.
(b)Minimum Vesting. Grants granted under the Plan shall include vesting schedules that provide that no portion of a Grants shall vest earlier than one year from the date of grant. However, (i) for purposes of Grants granted to Non-Employee Directors, such Grants shall be deemed to satisfy this minimum vesting requirement if such Grants are granted on the date of the Company’s annual meeting of shareholders and vest on the date of the Company’s annual meeting of shareholders immediately following the date of grant (but not less than 50 weeks following the date of grant), and (ii) subject to adjustments made in accordance with Sections 5(b) and 5(e) below, up to five percent (5%) of the shares of Company Stock authorized under the Plan as set forth in Section 5(a) as of the Effective Date may be granted without regard to this minimum vesting requirement.
(c)Dividends and Dividend Equivalents. Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with any Grant under the Plan shall vest and be paid only if and to the extent the underlying Grant vests and is paid.
5.Shares Subject to the Plan
(a)Shares Authorized. Subject to adjustment as described in Sections 5(b) and 5(e) below, the total aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be (i) 6,500,000 shares of Company Stock, plus (ii) the number of shares of the Company Stock reserved for issuance under the 2014 Plan that remain available for grant under the 2014 Plan as of the Prior Plan Expiration Date, plus (iii) the number of shares of Company Stock underlying any outstanding award granted under the 2014 Plan that, following the Prior Plan Expiration Date, expires, or is terminated, surrendered, cancelled or forfeited for any reason without issuance of such shares shall be available for new Grants under this Plan. Subject to adjustment as described below in Sections 5(b) and 5(d) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 15,232,679 shares of Company Stock.
(b)Source of Shares; Share Counting. Shares of Company Stock issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. Each share of Company Stock that is actually issued or transferred pursuant to a Full Value Award will count as three shares against the share limits in subsection (a) (i.e. on a 1:3 ratio) and each share of Company Stock that is actually issued or transferred pursuant to a Grant other than Full Value Award (other than a Grant paid in cash) will count as one share against the share limits in subjection (a) (i.e. on a 1:1 ratio). If and to the extent Options or SARs granted under the Plan (including stock options granted under the 2014 Plan) terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan, taking into account the ratios described above. If shares of Company Stock otherwise issuable under the Plan are surrendered in payment of the Exercise Price of an Option, then the number of shares of Company Stock available for issuance under the Plan shall be reduced only by the net number of shares of Company Stock actually issued by the Company upon such exercise and not by the gross number of shares as to which such Option is exercised. Upon the exercise of any SAR under the Plan, the number of shares of Company Stock available for issuance under the Plan shall be reduced by only by the net number of shares of Company Stock actually issued by the Company upon such exercise. If shares of Company Stock otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of any Award or the issuance of Company Stock thereunder, then the number of shares of Company Stock available for issuance under the Plan shall be reduced by the net number of shares of Company Stock issued, vested or exercised under such Award, calculated in each instance after payment of such share withholding. To the extent
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any Grants are paid in cash, and not in shares of Company Stock, any shares previously subject to such Grants shall again be available for issuance or transfer under the Plan.

(c)Substitute Grants. Substitute Grants shall not reduce the number of shares of Company Stock available under the Plan and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Grants under this Plan and shall not reduce this Plan’s share reserve (subject to applicable stock exchange listing rules and Code requirements). Additionally, in the event that a company acquired by the Company or any affiliate with which the Company or any subsidiary combined has shares available under a preexisting plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Grants under the Plan and shall not reduce the number of shares of Company Stock authorized for grant under the Plan (and shares of Company Stock subject to such Grants shall not be added to the shares of Company Stock available for Grants under the Plan as provided in Section 5(a)); provided that Grants using such available shares shall not be made after the date awards or grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination. Notwithstanding the foregoing, Substitute Grants issued in connection with the assumption of, or in substitution for, outstanding options intended be an Incentive Stock Option within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Company Stock available for the grant of Incentive Stock Options under the Plan.
(d)Individual Limits for Non-Employee Directors. Subject to adjustment as described below in Section 5(e), the maximum aggregate grant date value of shares of Company Stock subject to Grants granted to any Non-Employee Director during any calendar year, taken together with any cash fees earned by such Non-Employee Director for services rendered during the calendar year, shall not exceed $800,000 in total value. For purposes of this limit, the value of such Grants shall be calculated based on the grant date fair value of such Grants for financial reporting purposes.
(e)Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Company Stock available for issuance or transfer under the Plan, the maximum number and kind of shares of Company Stock for which any individual may receive Grants in any year, the number and kind of shares covered by outstanding Grants, the number and kind of shares issued or transferred and to be issued or transferred under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee determines in its discretion to be appropriate, to reflect any increase or decrease in the number of, or change in the kind of, the issued or transferred shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Grants in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. In addition, in the event of a Change of Control of the Company, the provisions of Section 16 of the Plan shall apply. Any adjustments to outstanding Grants shall be consistent with section 409A and 424 of the Code, to the extent applicable. Subject to Section 18(b), the adjustments of Grants under this Section 5(e) shall include adjustment of shares, Exercise Price of Options, base amount of SARs, any applicable performance goals or other terms and conditions, as the Committee deems appropriate. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.
6.Eligibility for Participation
(a)Eligible Persons. All Employees, Non-Employee Directors and Consultants shall be eligible to participate in the Plan.
(b)Selection of Participants. The Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.
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7.Options
(a)General Requirements. The Committee may grant Options to an Employee, Non-Employee Director or Consultants upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Consultants.
(b)Type of Option, Price and Term.
(i)The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors or Consultants.
(ii)The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted. However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.
(iii)The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(c)Exercisability of Options.
(i)Subject to Section 4(b), Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may grant Options that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.
(ii)Options granted to persons who are non-exempt Employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(d)Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is actively employed by the Employer, or actively providing service as a Non-Employee Director or Consultant; provided that for this purpose a Participant shall not be considered actively employed by or actively providing services to the Employer during any paid notice or severance period. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of active employment or active service.
(e)Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash or by check, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with approval of the Committee, by surrender of all or any part of the vested shares of Company Stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company Stock with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be
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received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.
(f)Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.
8.Stock Units
(a)General Requirements. The Committee may grant Stock Units to an Employee, Non-Employee Director or Consultant, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.
(b)Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Subject to Section 4(b), Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
(c)Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.
(d)Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.
(e)Dividend Equivalents. The Committee may grant Dividend Equivalents in connection with Stock Units, subject to Section 4(c), under such terms and conditions as the Committee deems appropriate. Dividend Equivalents shall be paid to Participants as and when the underlying Stock Units are payable, or shall be deferred. All Dividend Equivalents shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to additional Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.
9.Stock Awards
(a)General Requirements. The Committee may issue shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time, subject to Section 4(b), or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.
(b)Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.
(c)Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). If certificates are issued, each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.
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(d)Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period. Dividends on Stock Awards shall be withheld while the Stock Awards are subject to restrictions and that the dividends shall be payable only upon the lapse of the restrictions on the Stock Awards, or on such other terms as the Committee determines. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Accumulated dividends may accrue interest, as determined by the Committee, and shall be paid in cash, shares of Company Stock, or in such other form as dividends are paid on Company Stock, as determined by the Committee.
10.Stock Appreciation Rights
(a)General Requirements. The Committee may grant SARs to Employees, Non-Employee Directors or Consultants separately or in tandem with an Option. The Committee shall establish the number of shares, the terms and the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be not less than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.
(b)Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.
(c)Exercisability; Term. A SAR shall become exercisable in accordance with such terms and conditions as may be specified. Subject to Section 4(b), the Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable. The Committee shall determine the term of each SAR, which shall not exceed ten years from the date of grant. Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.
(d)Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt Employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
(e)Exercise of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as specified in the Grant Agreement.
(f)Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.
11.Other Stock-Based Awards
The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees, Non-Employee Directors and Consultants, on such terms and conditions as the Committee deems appropriate. Subject to Section 4(b), Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.
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12.Performance-Based Awards
(a)General Requirements. The Committee may determine that Options, Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be subject to performance goals or in the form of performance-based Grants. When making Grants that are subject to performance goals, the Committee may establish (i) the performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions or terms that the Committee deems appropriate.
(b)Performance Goals. Applicable performance goals shall be established in the discretion of the Committee and may include, but need not be limited to: earnings or earnings growth (including but not limited to earnings per share or net income); economic profit; shareholder value added or economic value added; return on equity, assets or investment; revenues; expenses; stock price or total shareholder return; regulatory compliance; satisfactory internal or external audits; improvement of financial or credit ratings; achievement of asset quality objectives; achievement of balance sheet or income statement objectives, including, without limitation, capital and expense management; efficiency ratio; non-interest income to total revenue ratio; net interest margin; credit quality measures (including non-performing asset ratio, net charge-off ratio, and reserve coverage of nonperforming loans); net operating profit; loan growth; deposit growth; non-interest income growth; market share; productivity ratios; achievement of risk management objectives; strategic goals or objectives (including objectives related to qualitative or quantitative environmental, social or governance metrics); or any other applicable criteria as determined by the Committee. Such performance goals may also be particular to a Participant or the division, department, branch, line of business, subsidiary or other unit in which the Participant works, or may be based on attaining a specified absolute or relative level of the performance goal, or a percentage increase or decrease in the performance goal compared to a pre-established target, previous years’ results, or a designated market index or comparison peer group, all as determined by the Committee. Performance goals need not be uniform among Participants.
13.Deferrals
The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, which (a) may provide for interest or other earnings to be paid on such deferrals and (b) shall be consistent with applicable requirements of section 409A of the Code.
14.Withholding of Taxes
(a)Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants, or the Company may take such other action as the Committee may deem advisable to enable the Company to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Grant.
(b)Election to Withhold Shares. If the Committee so permits, shares of Company Stock may be withheld to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Grant. Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.
15.Transferability of Grants
(a)Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.
(b)Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or
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other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Stock Option and the transferred Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Stock Option immediately before the transfer.
16.Consequences of a Change of Control
(a)Assumption of Outstanding Awards. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Grants that are not exercised, unvested or paid at the time of the Change of Control shall be continued, assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation). After a Change of Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law. For purposes of the foregoing, a Grant under the Plan shall not be treated as continued, assumed, or replaced on comparable terms unless it is continued, assumed, or replaced with substantially equivalent terms, including, without limitation, the same vesting terms.
(b)Vesting Upon Certain Termination Events. Unless otherwise set forth in a Grant Agreement, with respect to Grants, if (i) a Change of Control occurs and (ii) during the period commencing on the date of the Change of Control and ending on the date that is 24 months following the Change of Control, the Participant’s employment or service with the Employer is terminated (1) by the Employer without Cause, (2) by the Participant for Good Reason, (3) by the Employer on account of the Participant’s Disability or (4) on account of the Participant’s death, then all outstanding Options and SARs shall vest and become exercisable and all other outstanding Grants shall vest and all restrictions pertaining to such other Grants shall lapse and have no further effect. For the purposes of this Section 16(b) any Grant that vests based on the attainment of performance goals shall vest assuming that the performance goals were attained at the target level of performance, or at such greater level of performance as the Committee may determine. To the extent Options and SARs vest and become exercisable in accordance with this Section 16(b)they will remain exercisable for 12 months following the termination of the Participant’s employment or service, provided that, in no event shall any Option or SAR be exercisable after the expiration of its term.
(c)Other Alternatives. In the event of a Change of Control, if any outstanding Grants are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Grants, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Exercise Price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or payment shall take place as of the date of the Change of Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock does not exceed the per share Option Exercise Price or SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.
17.Requirements for Issuance of Shares
No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates, or electronic book entry equivalents, representing such shares may be legended to reflect any such restrictions. Certificates, or electronic book entry equivalents, representing shares of Company Stock issued under the Plan may be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any
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requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.
18.Amendment and Termination of the Plan
(a)Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
(b)No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Grants may not be amended to reduce the Exercise Price of outstanding Options or exercise price or base amount of SARs or cancel outstanding Options or SARs in exchange for cash, other Grants of Options or SARs with an Exercise Price or base amount that is less than the Exercise Price or base amount of the original Options or SARs without shareholder approval.
(c)Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair Grants outstanding or the power and authority of the Committee with respect to an outstanding Grant.
(d)Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Participant with respect to such Grant unless the Participant consents or unless the Committee acts under Section 19(c) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(c) below or may be amended by agreement of the Company and the Participant consistent with the Plan.
19.Miscellaneous
(a)Effective Date. The Plan shall be effective as of the Effective Date, if approved by the Company’s shareholders on such date.
(b)Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.
(c) Compliance with Law.
(i)The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422 as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
(ii)The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable. Each Grant shall be construed and administered such that the Grant either (A) qualifies for an exemption from the requirements of
82 2024 Proxy Statement

section 409A of the Code or (B) satisfies the requirements of section 409A of the Code. If a Grant is subject to section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under section 409A of the Code, (II) payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code, (III) unless the Grant specifies otherwise, each installment payment shall be treated as a separate payment for purposes of section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.
(iii)Any Grant that is subject to section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Participant’s separation from service, if required by section 409A of the Code. If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period. If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death. The determination of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.
(iv)Notwithstanding anything in the Plan or any Grant Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Grants under the Plan, and in no event shall the Company have any responsibility or liability if a Grant does not meet any applicable requirements of section 409A of the Code. Although the Company intends to administer the Plan to prevent taxation under section 409A of the Code, the Company does not represent or warrant that the Plan or any Grant complies with any provision of federal, state, local or other tax law.
(d)Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
(e)Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
(f)Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.
(g)No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(h)Employees Subject to Taxation outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
(i)Company Policies; Clawback Rights. All Grants under the Plan shall be subject to any applicable share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether or not approved before or after the Effective Date. All Grants and amounts payable under the Plan are additionally subject to the terms of any applicable clawback policies approved by the Board or Committee, as in effect from time to time (including, without limitation, a clawback policy required to be implemented by an applicable stock exchange), whether approved before or after the date of grant of a Grant (as applicable, a “Clawback Policy”). Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy. In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed an advance that remained subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under this Plan).
2024 Proxy Statement 83

(j)Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

84 2024 Proxy Statement

1 Freedom Valley Drive Oaks, PA 19456-1100 +1 610 676 1000 seic.com

SEI® delivers technology and investment solutions that connect the financial services industry. With capabilities across investment processing, operations, and asset management, we work with corporations, financial institutions and professionals, and ultra-high-net-worth families to solve problems, manage change, and help protect assets—for growth today and in the future.

©2024	240265.02 (04/24)

SEI INVESTMENTS COMPANY
1 FREEDOM VALLEY DRIVE
P.O. BOX 1099
OAKS, PA 19456-1100

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 28, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 24, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/SEIC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 28, 2024 for shares held directly and by 11:59 P.M. Eastern Time on May 24, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V34247-P07952 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**SEI INVESTMENTS COMPANY**

**The Board of Directors recommends you vote FOR the following:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Carl A. Guarino | ☐ | ☐ | ☐ |
| 1b. Stephanie D. Miller | ☐ | ☐ | ☐ |
| 1c. Carmen V. Romeo | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposals 2, 3 and 4.**

| | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 2. To approve, on an advisory basis, the compensation of named executive officers. | ☐ | ☐ | ☐ |
| 3. To approve the adoption of the 2024 Omnibus Equity Compensation Plan. | ☐ | ☐ | ☐ |
| 4. To ratify the appointment of KPMG LLP as independent registered public accountants for fiscal year 2024. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V34248-P07952

## SEI INVESTMENTS COMPANY
## This proxy is solicited on behalf of our Board of Directors.

The undersigned shareholder of SEI Investments Company (the "Company") hereby appoints Michael N. Peterson and John Munch, the proxy or proxies of the undersigned, and hereby authorizes either of them to represent and to vote as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned at the close of business on March 22, 2024 at the Annual Meeting of Shareholders to be held on May 29, 2024, and at any adjournments thereof. The proxies named herein are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**